UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

POLARIS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Leading from the Front

2022 PROXY STATEMENT

INDIAN MOTORCYCLE
INDIAN

Notice of 2022 Annual Meeting of Shareholders
Thursday, April 28, 2022
9:00 a.m. Central Time

POLARIS

John Wiehoff

Chair of the Board

March 17, 2022

Dear Fellow Shareholders:

On behalf of the Board of Directors and our senior management team, I invite you to attend Polaris’ Annual Meeting of Shareholders on April 28, 2022, at 9:00 a.m., Central Time. It is my privilege to serve as your Board Chair and to work with our talented and diverse board of directors.

When I wrote this letter last year, we were in the midst of selecting a new CEO. In 2021, we were pleased to name Mike Speetzen as our permanent CEO. Mike and his talented leadership team faced a defining year marked by supply chain challenges and met it with resilience, finishing the year with record financial performance. We really do believe we have the Best Team in Powersports.

Throughout the proxy, you will see manifestation of the Board’s corporate governance efforts, from risk oversight to Board refreshment. On the latter point, we have updated our skills matrix and present a discussion on how we approach director onboarding and continuing education. In 2021, our Board refreshment process resulted in the appointment of Darryl Jackson to our Board in 2021. Darryl brings welcome experience in dealer networks and marketing, as well as financial expertise.

In 2021, we also enhanced the Board and Committee self-evaluation process and, for the first time, retained a third-party independent consultant to conduct a Board evaluation. You will find a discussion of our self-evaluation process in this year’s proxy materials as well as a discussion on how our Board approaches risk oversight, given the tumultuous context in which global companies now operate.

As a fellow shareholder, I am pleased that the team at Polaris is never satisfied and always trying to improve. We thank you for your continued investment in Polaris and hope you will give us your voting support on the items described in the proxy statement. Your vote and your feedback are important to us. On behalf of the entire Board, thank you again for your confidence, support, and investment in Polaris.

Sincerely,

Michael T. Speetzen

Chief Executive Officer

Dear Fellow Shareholders:

It was a privilege to lead the Polaris team to record financial performance in 2021. Despite challenging supply chain constraints, we reached $8.2 billion in sales and adjusted earnings per share of $9.13. We grew market share across our segment globally. Both our parts, garments and accessories and powersports aftermarket portfolio (PG&A) and our International business hit sales firsts, with PG&A exceeding $1.5 billion, a 24 percent increase over 2020, and International reaching the $1 billion mark, up 34 percent over 2020. In addition, we welcomed many new customers across a variety of demographics and will continue to do so with our innovative products and services. I am grateful to all who made these 2021 milestones possible for us.

There is more opportunity ahead. In 2022, we charted a five-year course for Polaris that we believe will allow us to remain the global leader in powersports for the long-term. That strategy, which we discussed in detail at our February 24, 2022 investor and analyst day, is comprised of six key strategic objectives:

•

Best Customer Experience

•

Inspirational Brands

•

Rider-Driven Innovation

•

Agile and Efficient Operations

•

Best Team, Best Culture

•

Geared For Good

With these objectives guiding our strategy, we also laid out five-year financial targets: mid-single digit compound annual sales growth rate, mid- to high teens percentage EBITDA margin, return on invested capital in the mid-twenty percent, and double-digit percent compound annual growth rate in earnings per share.

Our new strategy elevates Geared for Good, our ESG initiatives, to a key strategic objective. We recognize that as the global leader in powersports, we have a responsibility to be good stewards for our communities and the outdoors. Our proxy summarizes some of the key initiatives of our Geared for Good efforts. We expect to launch our 2021 Geared for Good ESG report in Q2 of 2022 and will have additional detail on these efforts, including an update on progress towards our 2022 sustainability targets and detail on our diversity initiative—R.I.D.E. together—which focuses on Respect, Inclusion, Diversity and Equity at Polaris.

Our ESG report will also include expanded disclosure in accordance with the SASB framework, which we started reporting against last year. Finally, we are working with our team to establish new long-term sustainability goals that we expect to announce in 2023. Geared for Good at Polaris continues to evolve, informed by our engagements with shareholders, what we believe is most material to our key stakeholders, and, of course, the input and guidance from our Board of Directors.

We believe we have a clear vision and goals for our future. Thank you for your investment in Polaris and the trust you place in my team and I to be good stewards of your capital. Thank you for being on this ride with us. We sincerely appreciate your support, and we hope you will continue to THINK OUTSIDE with us.

Sincerely,

Notice of
Annual Meeting
of Shareholders

Polaris Inc.

2100 Highway 55
Medina, Minnesota 55340

Thursday, April 28, 2022

9:00 a.m. Central Time

Polaris Inc. (Polaris or the Company) will hold its 2022 Annual Meeting of Shareholders (the Annual Meeting) on Thursday, April 28, 2022 at 9:00 a.m. Central Time. The Annual Meeting will be completely virtual. You may attend the meeting, submit questions, and vote your shares electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/PII2022. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card to enter the Annual Meeting. We recommend that you log in at least 15 minutes before the meeting to ensure you are logged in when the meeting starts. The proxy materials were either made available to you over the Internet or mailed to you beginning on or about March 17, 2022. At the meeting, our shareholders will be asked to:

1.

Elect three Class I directors for three-year terms ending in 2025.

2.

Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022.

3.

Approve, on an advisory basis, the compensation of our Named Executive Officers.

4.

Act on any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on March 7, 2022 may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Lucy Clark Dougherty

Senior Vice President, General Counsel and Corporate Secretary
March 17, 2022

How to Participate in the Virtual Annual Meeting
PARTICIPATE VIA THE INTERNET	VOTING DURING THE MEETING	SUBMITTING QUESTIONS
To attend the virtual meeting, visit www.virtualshareholdermeeting.com/PII2022	To vote your shares during the meeting, click on the vote button provided on the screen and follow the instructions provided	Questions may be submitted live during the meeting by typing them in the dialog box provided on the bottom corner of the screen
For technical assistance on the day of the Annual Meeting, call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll)

Other Ways to Vote Your Shares
INTERNET	TELEPHONE	MAIL
Go to http://www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)	If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided

Please see page 72 for proxy voting deadlines. If you are a “street name” shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

YOUR VOTE IS IMPORTANT! IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2022.

The Notice of Annual Meeting, our Proxy Statement for the 2022 Annual Meeting of Shareholders, the proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available at https://materials.proxyvote.com/731068.

Table of Contents

Proxy Statement Summary	6
Corporate Governance	11
Corporate Governance Guidelines	11
Board Refreshment	11
Director Skills and Qualifications Criteria	12
Consideration of Board Diversity	12
Board Effectiveness and Self-Evaluations	13
Director Orientation and Continuing Education	14
Independence	14
Risk Oversight	15
Shareholder Engagement	17
Board Leadership Structure	18
Board Meetings	18
Committees of the Board and Meetings	19
Director Independence	21
Certain Relationships and Related Transactions	21
Code of Business Conduct and Ethics	22
Hedging and Pledging Policy	22
Communications with the Board	22
Proposal 1 — Election of Directors	23
General Information	23
Information Concerning Nominees and Directors	23
Director Compensation	28
2021 Director Compensation Table	29
Compensation Discussion and Analysis	31
Executive Summary	31
Executive Compensation Program Components	36
Determining Executive Compensation	37
2021 Compensation Decisions	39
Other Executive Compensation Arrangements, Policies and Practices	44
Compensation Risk Assessment	46
Compensation Committee Report	47
Executive Compensation	48

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2021 Summary Compensation Table	48
All Other Compensation Table	49
Grants of Plan-Based Awards in 2021	50
Outstanding Equity Awards at 2021 Fiscal Year-End	52
Option Exercises and Stock Vested in 2021	55
Nonqualified Deferred Compensation in 2021	56
Potential Payments Upon Termination or Change In Control	57
Severance Arrangements with Named Executive Officers	57
Equity Award Treatment Upon Termination	58
Non-Compete and Non-Solicitation Agreements	58
Potential Payments to Our Named Executive Officers Upon Termination	59
Potential Payments to Our Named Executive Officers	60
Pay Ratio Disclosure	62
Equity Compensation Plan Information	63
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm	64
Audit Committee Report	65
Fees Paid to Independent Registered Public Accounting Firm	66
Audit and Non-Audit Fees	66
Audit Committee Pre-Approval Requirements	66
Proposal 3 — Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers	67
Security Ownership of Certain Beneficial Owners and Management	68
Questions and Answers about the Annual Meeting and Voting	70
Other Matters	75
Submission of Shareholder Proposals and Nominations	75
Additional Information	76
Appendix A	77

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Proxy Statement Summary

2022 Annual Meeting of Shareholders

Date and Time Thursday, April 28, 2022 9:00 a.m. Central Time	Place www.virtualshareholdermeeting.com/PII2022	Proxy Mailing Date March 17, 2022	Record Date March 7, 2022

Voting Roadmap

Proposals	Board Recommendation	Details
• Proposal 1 – Elect three Class I directors for three-year terms ending in 2025	FOR	Page 23
• Proposal 2 – Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022	FOR	Page 64
• Proposal 3 – Advisory vote to approve the compensation of our Named Executive Officers	FOR	Page 67

HOW TO VOTE YOUR SHARES	INTERNET	TELEPHONE	MAIL
	Go to http://www.proxyvote.com and follow the instructions (have the proxy card or internet notice in hand when you access the website)	Dial 1-800-690-6903 and follow the instructions (have the proxy card in hand when you call)	If you received paper copies of our proxy materials, mark your selection on the enclosed proxy card, date and sign your name, and promptly mail the proxy card in the postage-paid envelope provided

Please see page 72 for proxy voting deadlines. If you are a “street name” shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Director Nominees and Continuing Directors

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Technology & Innovation Committee
Nominees for election at the 2022 Annual Meeting (Class I Term Ending 2025)
Bernd F. Kessler	63	2010	Yes			X	✔
Lawrence D. Kingsley	59	2016	Yes		X		X
Gwynne E. Shotwell	58	2019	Yes	X			X

Directors with terms expiring in 2023 (Class II)
George W. Bilicic*	58	2017	Yes	X		X
Gary E. Hendrickson	65	2011	Yes		✔	X
Gwenne A. Henricks	64	2015	Yes	X			X

Directors with terms expiring 2024 (Class III)
Kevin M. Farr*	64	2013	Yes	✔	X
Darryl R. Jackson*	61	2021	Yes	X
Michael T. Speetzen	52	2021	No
John P. Wiehoff(1)	60	2007	Yes		X	✔
X Member ✔ Chair * Financial Experts
(1) Board Chair

2022 Proxy Statement -	6

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Business and Strategic Overview

2021 Performance Highlights

Our performance highlights from 2021 demonstrate how we continue to successfully execute our strategy.

2022 Proxy Statement -	7

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Corporate Governance Highlights

At Polaris, we believe that a strong governance framework creates long-term value for our shareholders, strengthens Board and management accountability, and builds trust in Polaris and its brands.

Board Composition

Corporate Governance – What We Do

✔	Independent Board and Committees, and Independent Chair	✔	Board oversight of risk management
✔	Majority voting standard for uncontested director elections	✔	Age limit for directors (72)
✔	Executive sessions of independent directors before and/or after each Board meeting	✔	Non-employee director and executive stock ownership requirements
✔	Excellent meeting attendance	✔	Robust Code of Conduct applicable to all directors and executives
✔	Substantive annual Board and Committee self-evaluations	✔	“Clawback” policy for performance-based compensation
✔	Active shareholder engagement program

2022 Proxy Statement -	8

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Executive Compensation Highlights

Compensation Philosophy

Our executive compensation philosophy aligns executive compensation decisions with our desired business direction, strategy and performance. The strategy and priorities of our compensation philosophy are the following:

Compensation Program Design

Our executive compensation program is based upon our compensation philosophy and is designed to incent our executives to pursue strategies and execute priorities that promote growth and deliver strong returns to shareholders. Below we illustrate the key components of our compensation program and the target total direct compensation.

TARGET TOTAL DIRECT COMPENSATION

* At-risk compensation does not include base salary or restricted stock units (RSUs).

Plans are significantly weighted to performance-based, long-term objectives At-risk compensation of 68% for CEO and 64% on average for other NEOs
Our performance-based compensation plans encompass key performance metrics:
✔ Earnings Per Share ✔ Return on Invested Capital	✔ Revenue Growth ✔ Net Income
✔ Total Shareholder Return

2022 Proxy Statement -	9

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Corporate Responsibility

Launched in 2019, THINK OUTSIDE is our call for customers to experience the outdoors and discover new possibilities. Through our vehicles, products, services and experiences, we connect people to a world of adventure and awe. THINK OUTSIDE inspires our employees, suppliers and dealers to continue to invent and improve outdoor work and play.

Driven by innovation, integrity, and accountability, we continually tune to be good stewards for the industry, our employees, riders, communities, and the outdoors
To drive accountability and corporate-wide focus, in 2017, we publicly announced key corporate responsibility goals. The three with environmental focus are as follows:

We have achieved our 2022 goals related to greenhouse gas emissions and energy efficiency.
We continue to march towards our third goal of a 15% total renewable energy portfolio.

As a part of our ongoing efforts to create a workplace of awareness and understanding, we created an internal program called R.I.D.E. Together: Respect. Inclusion. Diversity. Equity. We believe that together, we can continue to build a diverse and inclusive workplace. We encourage all employees to make a personal commitment to diversity and inclusion.

In 2021, Newsweek named Polaris as one of the top 100 companies on its America’s Most Responsible Companies list, Forbes included Polaris in its One of America’s Best Large Employers list, and Fortune magazine included Polaris in its list of the World’s Most Admired Companies.

2022 Proxy Statement -	10

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Corporate Governance

Your Board of Directors is committed to good corporate governance, which it believes will enhance the long-term stability and value of the Company to the benefit of all stakeholders. The Board believes that transparent disclosure of its governance practices helps shareholders assess the stability and value of the Company. By way of example, the Board’s corporate governance best practices include:

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Independent Board and Committees, and Independent Chair

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Majority voting standard

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Robust Chair responsibilities

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Executive sessions of independent directors before and/or after each Board meeting

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Senior executive succession planning

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Substantive annual Board and Committee self-evaluations

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Active shareholder engagement program

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Non-employee director stock ownership requirements

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Adherence to a robust Code of Conduct

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“Clawback” policy for performance-based compensation

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Age limit for directors (of 72)

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which may be viewed online on our website at ir.polaris.com/investors/corporate-governance. The Corporate Governance Guidelines cover a range of topics including, director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, succession planning, and the annual evaluations of the Board. As we discussed in last year’s proxy statement, in 2020, the Board amended the Corporate Governance Guidelines to incorporate additional measures based on a continuing review of best practices and shareholder feedback. The key changes included:

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Director Diversity. We explicitly added gender and race as considerations for director selection.

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Self-Evaluations. We vested in the Corporate Governance and Nominating Committee oversight of the Board and Committee self-evaluation processes to drive consistency across the processes and to vest in one committee the task to think strategically about how to optimize the self-evaluation processes.

In 2021, the Board and Corporate Governance and Nominating Committee implemented these amendments by taking the following actions that are discussed in more detail below:

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Enhanced the Board and Committee self-evaluation process, including the retention of a third-party independent consultant to conduct a Board evaluation.

•

Developed and included a detailed skills matrix to transparently reflect the skills and experiences of our Board which support our strategies.

•

Appointed a highly qualified diverse director with deep financial expertise and experience in dealer networks and marketing.

Board Refreshment

The Company’s comprehensive Board and Committee refreshment and succession planning process is designed to enable the Board and each Committee to be comprised of highly qualified directors, with the independence, diversity, skills, and perspectives to provide strong and effective oversight. As a result of this process, in the last five years, the Company has added five new directors resulting in a Board with broad skill sets and backgrounds and a balanced mix of tenures.

In 2021, in preparation for launching a director search and after a comprehensive Board self-evaluation led by a leading external firm, the Corporate Governance and Nominating Committee refreshed its skills matrix to identify the skills relevant to support the Company’s long-term strategy and crafted a detailed director specification based on that skills matrix and our Corporate Governance Guidelines. The Corporate Governance and Nominating Committee then retained a national executive and director search firm to assist the Board in conducting a search to identify potential qualified candidates to be considered for possible appointment to the Board. The independent search firm conducted an extensive search and identified several highly qualified potential candidates. The search firm then provided the Corporate Governance and Nominating Committee with background information on each candidate as well as its assessment of the qualifications of the potential candidates, which included Mr. Darryl Jackson, Vice President, Financial Services and Fixed Operations, of Hendrick Automotive Group. The Corporate Governance and Nominating Committee then evaluated and screened the candidates, including interviewing and reviewing the candidates against the criteria for selecting director nominees, including the specific skills discussed below, functional areas of experience, educational background, employment experience, diversity of perspective, and leadership performance. As a result of this process, the Board met, discussed, and elected Mr. Jackson as a new independent director effective July 29, 2021.

2022 Proxy Statement -	11

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Director Skills and Qualifications Criteria

The Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and perspective on the Board and also evaluates intangible factors it deems appropriate to develop a heterogeneous and cohesive Board, considering characteristics such as integrity, judgment, diversity of thought, and intelligence, as well as the willingness and ability of the candidate to devote adequate time to Board duties for a sustained period.

To improve its director search process, and in response to shareholder feedback, in 2021 the Corporate Governance and Nominating Committee enhanced its skills matrix to directly tie director skills to skills critical to the successful risk oversight and the achievement of the Company’s long-term strategy. Those skills are set forth below and a matrix reflecting the Board’s distribution of these skills can be found in our Proxy Statement Summary.

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Accounting and Financial Expertise
Specialized financial reporting expertise, e.g. experience as a CFO/CPA at Big-4 firm

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Consumer Insights/Marketing Expertise
Exec-level role overseeing consumer insights or marketing at a large company

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Consumer/Manufacturing Industry Expertise
Exec-level role in the consumer and manufacturing industry

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Corporate Governance Experience
Experience serving on and leading boards/committees of other large public companies

•

Digital/E-Commerce Expertise
Specialized expertise in digital marketing, digital technology, data analytics, and/or AI

•

Executive Leadership Experience
Current or former executive or CEO at a large company

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Global Experience
Current or former executive or CEO role internationally or at global company

•

Innovation/Technology
Exec-level role overseeing significant innovation

•

Legal Expertise
Specialized legal qualifications, e.g. experience as a JD at a large firm or company

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Product Quality and Safety Expertise
Exec-level role overseeing product quality and safety

•

Regulatory/Compliance Expertise
Exec-level role in a highly regulated industry or overseeing regulatory/compliance programs

•

Risk Management/Oversight
Exec-level role with significant enterprise risk-management responsibility

•

Strategy and M&A
Significant experience leading strategy and M&A matters

Consideration of Board Diversity

We also recognize the value and strategic importance of Board diversity and that is reflected in our current Board makeup with 30% gender and racial diversity. The Corporate Governance and Nominating Committee considers, as required by its charter as well as the Company’s Corporate Governance Guidelines, the Board’s overall balance of diversity of perspectives, backgrounds, and experiences in areas relevant to the Company’s strategy when selecting Board nominees, as well as race and gender. In recognition of the value placed on diversity, the Corporate Governance and Nominating Committee specifically instructed the independent search firm retained in 2021 to include highly qualified candidates of diverse gender and race in the pool of candidates, as well as taking into account other factors that promote principles of diversity, including diversity of a candidate’s perspective, background, nationality, age and other demographics. This search resulted in the Board’s appointment of a highly qualified racially diverse Board member. The Board believes such diversity contributes to its overall effectiveness.

2022 Proxy Statement -	12

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Board Effectiveness and Self-Evaluations

In 2020, the Board amended the Corporate Governance Guidelines to provide that the Corporate Governance and Nominating Committee will advise the Board and its Committees on their evaluation process in an effort to drive consistency and to vest in one committee the task to think strategically about how to optimize the self-evaluation processes. Below is a summary of our enhanced annual Board and Committee evaluation processes. For 2021, the Board retained a third-party independent consultant to conduct the Board evaluation.

Annual Board and Committee Evaluations

•  The process is reviewed annually by the Corporate Governance and Nominating Committee.

•  Written questionnaires are used for the Board and each Committee and are updated each year. Each director completes a written questionnaire for the Board and each Committee on which the director serves. The questionnaires include open-ended questions and space for candid commentary. Topics covered include:

›  Board/Committee information and materials and meeting mechanics;

›  Board/Committee composition and structure;

›  Board/Committee interaction with management;

›  Board/Committee responsibilities and accountability; and

›  Board meeting conduct and culture.

•  Additionally, the Chair of the Board and the Chair of each Committee conducts interviews with Board members to solicit additional feedback on Board and Commmittee performance and effectiveness.

•  In 2021, in connection with the independent consultant’s Board evaluation, the independent consultant also interviewed individual directors and members of senior management who interact with the Board.

Summary of Evaluations

•  Reports are produced summarizing the written questionnaires and Chair interviews.

•  In 2021, in connection with the independent consultant’s Board evaluation, the independent consultant aggregated the results of its observations, interviews and feedback and the feedback was shared with the full Board and senior management and discussed to enable improvement of Board oversight and Board/management interaction.

•  All comments are unattributed, including those shared in the independent consultant and Chair interviews.

Board and Committee Review

•  To promote effectiveness of the Board, the results of the annual Board evaluation are reviewed and addressed by the full Board in an executive session led by the Chair.

•  The results of each Committee’s evaluation are discussed at an executive session of the applicable Committee and further discussed by the full Board and senior management as appropriate.

Actions Taken in Response to the Evaluations

•  Streamlined Board and Committee materials.

•  Enhanced director onboarding program.

•  Increased director education on potential significant risks and corporate g vernance developments.

•  Developed a detailed skills matrix to transparently reflect the skills and experiences of our Board which support our strategies.

•  Added a new director with critical skills and diverse perspectives to help advance the Company’s long-term strategy.

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Director Orientation and Continuing Education

New directors participate in a comprehensive orientation which includes meetings with senior management to discuss the Company’s strategic plans, financial statements, legal and risk management, corporate responsibility (our Geared For Good framework) and key policies and practices, including best governance practices. In addition, the Corporate Governance and Nominating Committee annually reviews topics for director training for the upcoming year. We encourage directors to participate in certain recommended external continuing director education programs and provide reimbursement for expenses associated with these events. Continuing director education is also provided during Board meetings by outside experts who present on issues relevant to the Board’s oversight duties. Finally, we provide directors with a quarterly memorandum summarizing relevant SEC, ESG and corporate governance developments.

Independence

We are committed to having an independent Board. All members of our Board, other than the CEO, are independent under our Corporate Governance Guidelines and the requirements of the New York Stock Exchange (NYSE). To assure independence from management, members of the Board meet in executive session, without management, at the start and/or at the end of each regularly scheduled in-person meeting of the Board and each Committee, and otherwise as deemed appropriate. These executive sessions allow directors to speak candidly on any matter of interest, without members of management present, and are a key element to our high-functioning Board.

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Risk Oversight

Our full Board has responsibility for overseeing the Company’s overall approach to risk management and is actively engaged in addressing the most significant risks facing the Company. While the Board and its Committees oversee key risk areas, the Company’s management is responsible for day-to-day risk management identification and mitigation, as well as bringing to the Board’s attention emerging risks and highlighting the top enterprise risks.

The Board’s oversight of the Company’s most common risks is structured as follows:

To learn more about the risks facing the Company, please see the risks described in Item 1A. Risk Factors in the 2021 Annual Report on Form 10-K. The risks described in the Form 10-K are not the only risks facing the Company. Additional risks and uncertainties also may materially adversely affect the Company’s business, financial condition or results of operation.

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Oversight of Sustainability and Corporate Responsibility

The Board receives and discusses regular reports on sustainability and corporate responsibility matters, including those related to safety, human capital management, innovation and technology, and sustainability initiatives across the Company. The Company’s Corporate Responsibility Committee members reflect the cross-functional nature of corporate responsibility matters and leverage expertise across our executive team in areas such as Supply Chain, Investor Relations, Human Resources, Manufacturing, Legal, Health and Safety, and Finance. The Committee is chaired by the General Counsel of the Company. The purpose of the Corporate Responsibility Committee is to advise the Company on matters of significance to the Company and its stakeholders concerning corporate social responsibility and sustainability and to assist the Company’s Board and senior management team in addressing the impact of these matters on the Company’s business, strategies, operations, performance and reputation.

Under the oversight of the Corporate Responsibility Committee and with input from the Board, in 2021 we published our annual Corporate Responsibility Report, which sets forth our most material ESG priorities, our performance in these areas, and targets for future improvement. For additional information, please see the Corporate Responsibility page in the Proxy Statement Summary.

Oversight of Cybersecurity

The Company’s cybersecurity program is designed to identify and mitigate cybersecurity risk to enable profitable growth and enhance the reputation of the Company as an ethical, customer-centric company. Our program structure and governance is aligned with industry-standard cybersecurity frameworks and includes our Executive Cybersecurity Council that meets as appropriate. The full Board also receives and discusses regular reports on cybersecurity matters, including the Company’s incident response process. We work to continuously improve the governance, scope, and maturity of our cybersecurity program.

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Shareholder Engagement

Our Board has worked with management to develop an annual shareholder engagement process. These engagement efforts take place throughout the year and involve a member of our Board, when requested, senior management, and shareholder representatives. In 2021, Polaris reached out to shareholders representing almost 60% of our outstanding shares, and a member of our Board, when requested, and management team met with almost 30% of our shareholders. The meeting agendas included discussions on various topics, including the Company’s strategy, compensation, diversity and inclusion, human capital management, sustainability efforts, governance practices, and board refreshment. After the engagements, management summarizes the feedback received and then reviews the feedback with the Corporate Governance and Nominating Committee and the Compensation Committee and, as appropriate, the Chair of the Corporate Governance and Nominating Committee and of the Compensation Committee review the concerns and recommendations identified by our shareholders with the full Board.

The feedback from these meetings helps inform the Board and management on shareholder priorities and concerns. We listen carefully to our shareholder feedback and, when appropriate, we make changes to address concerns and/or align with best practices. For example, in 2020, our shareholders voiced concern with the level of diversity on our Board. Diversity has always been a priority for our Board, but this feedback accelerated our director search and we welcomed a highly qualified racially diverse director to our Board in July 2021. In addition, shareholders requested disclosure of a skills matrix in our proxy statement so this year we refined and enhanced our skills matrix as included herein.

OUR SHAREHOLDER ENGAGEMENT PROCESS

2022 Proxy Statement -	17

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Board Leadership Structure

Our independent Chair of the Board is Mr. Wiehoff. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chair and Chief Executive Officer (CEO) positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances. Specifically, the Board believes that to be effective, the governance structure must balance the powers of the CEO and the independent directors and enable the independent directors to be fully informed, able to discuss and debate the issues that they deem important and able to provide effective oversight of management. The Board believes that the separation of the Chair and CEO roles is appropriate for us at this time because it allows our new CEO to focus on executing on Company priorities while the independent Chair focuses on leadership of the Board. The Board routinely reassesses the leadership structure of the Board and has the flexibility to choose a different Board leadership structure if and when it believes circumstances warrant.

The duties and responsibilities of the independent Chair, among others, include:

CHAIR DUTIES AND RESPONSIBILITIES
• Presides over Board executive sessions of independent directors	• Approves: – Key information sent to the Board – Meeting agendas for the Board
• Serves as the liaison between the CEO and independent directors	• Has authority to call meetings of independent directors
• If requested by major shareholders, is available for consultation and direct communication	• Conducts and facilitates annual Board self-evaluation
• Communicates with CEO about strategic business issues, government processes and board relationships	• Coordinates with the Compensation Committee on CEO evaluation

Board Meetings

During 2021, the full Board met 9 times. Meetings are typically preceded and/or followed by an executive session of the Board without management in attendance, chaired by Mr. Wiehoff. Each of our directors attended at least 75 percent of the meetings of the Board and any Committee on which that director served in 2021. We do not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings; however, Board members are expected to regularly attend all Board meetings and meetings of the Committees on which they serve as well as the annual shareholder meetings. All members of the Board attended our 2021 Annual Meeting.

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Committees of the Board and Meetings

The Board has designated four standing Committees: the Audit Committee, the Compensation Committee, the Corporate Governance and Nominating Committee, and the Technology & Innovation Committee. Each Committee operates under a written charter which is available on our website at ir.polaris.com/investors/corporate-governance. The current membership of each Committee and its principal functions, as well as the number of times it met during 2021, are described below.

	Board	Audit	Compensation	Corporate Governance and Nominating	Technology & Innovation
George W. Bilicic*	X	X		X
Kevin M. Farr*	X	✔	X
Gary E. Hendrickson	X		✔	X
Gwenne A. Henricks	X	X			X
Darryl R. Jackson*	X	X
Bernd F. Kessler	X			X	✔
Lawrence D. Kingsley	X		X		X
Gwynne E. Shotwell	X	X			X
Michael T. Speetzen	X
John P. Wiehoff	✔		X	✔
Number of fiscal year 2021 meetings	9	9	6	4	2
X Member ✔ Chair * Financial Experts

Audit Committee(1) Members: Kevin M. Farr, Chair George W. Bilicic Gwenne A. Henricks Darryl R. Jackson Gwynne E. Shotwell Number of Meetings During 2021: 9

Functions:

The Audit Committee assists the Board in fulfilling its fiduciary responsibilities by overseeing our financial reporting and public disclosure activities. The Audit Committee’s primary purposes and responsibilities are to:

•

Assist the Board in its oversight of (a) the integrity of our financial statements, (b) the effectiveness of our internal controls over financial reporting, (c) our compliance with legal and regulatory requirements, (d) the independent auditor’s performance, qualifications and independence, and (e) the responsibilities, performance, budget and staffing of our internal audit function;

•

Prepare the Audit Committee Report that appears later in this Proxy Statement;

•

Serve as an independent and objective party to oversee our financial reporting process and internal control system; and

•

Provide an open avenue of communication among the independent auditor, financial and senior management, the internal auditors and the Board.

The Audit Committee, in its capacity as a committee of the Board, is directly responsible for the appointment, compensation and oversight of the work of any independent registered public accounting firm engaged by us (including resolution of any disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attestation services for us, and each such independent registered public accounting firm reports directly to the Audit Committee.

(1)

All members of the Audit Committee have been determined to be “independent” and “financially literate” by the Board in accordance with our Corporate Governance Guidelines, rules of the United States Securities and Exchange Commission (the SEC), and the applicable listing requirements of the New York Stock Exchange (NYSE). Additionally, Messrs. Bilicic, Farr, and Jackson have each been determined by the Board to be an “Audit Committee Financial Expert” as that term has been defined by the SEC. None of the members of the Audit Committee currently serve on the audit committees of more than three public companies.

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Compensation Committee(2) Members: Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff Number of Meetings During 2021: 6

Functions:

The Compensation Committee assists the Board in establishing a philosophy and policies regarding director and executive compensation, oversees the Company’s human capital strategy, provides oversight to the administration of our director and executive compensation, administers our equity-based and cash incentive plans, reviews and approves the compensation of executive officers and senior management, reviews and recommends the compensation of the directors to the Board, reviews and discusses the Compensation Discussion and Analysis included in this Proxy Statement with management, and prepares the Compensation Committee Report that appears later in this Proxy Statement. The Compensation Committee generally may delegate its duties and responsibilities to a subcommittee of the Compensation Committee. To the extent consistent with applicable law, and subject to certain limitations, the Compensation Committee may also delegate grant authority under our 2007 Omnibus Incentive Plan to our officers.

Use of Compensation Consultant

The Compensation Committee has the authority to retain independent counsel and other independent experts or consultants. The Compensation Committee engaged Willis Towers Watson to act as its compensation consultant again in 2021. The Compensation Committee uses its compensation consultant in an advisory role for various technical, analytical, and plan design issues related to our compensation and benefit programs including, collecting market information on a variety of executive pay and design issues and assisting in the design and review of programs such as our long-term incentive program and annual cash incentive plan. The compensation consultant does not determine compensation for any of our executives, a role that is reserved to the Compensation Committee. The Compensation Committee has assessed the independence of Willis Towers Watson pursuant to the rules of the SEC and concluded no conflict of interest exists that would prevent the independent representation of the Compensation Committee. We used Willis Towers Watson for non-executive consultation services in 2021 for which it was paid $42,400 primarily related to purchasing compensation and benefits survey data and other consulting services. For more information regarding the role of executive officers and/or Willis Towers Watson in determining and recommending the amount or form of executive and director compensation, see the Director Compensation and the Compensation Discussion and Analysis sections in this Proxy Statement.

Corporate Governance and Nominating Committee(3) Members: John P. Wiehoff, Chair George W. Bilicic Gary E. Hendrickson Bernd F. Kessler Number of Meetings During 2021: 4

Functions:

The Corporate Governance and Nominating Committee provides oversight and guidance to the Board to make certain that the membership, structure, policies and processes of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of our Company. The Committee reviews and evaluates the policies and practices with respect to the size, composition and functions of the Board and its committees, evaluates the qualifications of possible candidates for the Board, and recommends the nominees for directors to the Board for approval. The Committee will consider individuals recommended by shareholders for nomination as a director, applying the standards described in the Corporate Governance and Nominating Committee Charter. The Committee also is responsible for recommending to the Board any revisions to our Corporate Governance Guidelines, as well as developing, reviewing and overseeing compliance with the Company’s policies and procedures regarding related person transactions and conflicts of interest and oversight of our Geared For Good initiative.

Technology & Innovation Committee Members: Bernd F. Kessler, Chair Gwenne A. Henricks Lawrence D. Kingsley Gwynne E. Shotwell Number of Meetings During 2021: 2

Functions:

The Technology & Innovation Committee provides oversight of the Company’s innovation and technology development as they relate to emerging capabilities and technology insertion strategies for our product plans. The Committee reviews competitive technologies, trend analyses, competitive advantages and competitive technology analyses to drive innovation priorities.

(2)

All members of the Compensation Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

(3)

All members of the Corporate Governance and Nominating Committee have been determined to be “independent” by the Board in accordance with our Corporate Governance Guidelines and the applicable listing requirements of the NYSE.

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Director Independence

Under our Corporate Governance Guidelines, which adopt the current standards for “independence” established by the NYSE, a majority of the members of the Board must be independent as determined by the Board. In making its determination of independence, among other things, the Board must have determined that the director has no material relationship with the Company either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with us. The Board of Directors has determined that directors Bilicic, Farr, Hendrickson, Henricks, Jackson, Kessler, Kingsley, Shotwell, and Wiehoff are independent. Accordingly, our entire Board, other than the CEO, and all members of our Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee are considered to be independent. Mr. Speetzen, our CEO and a Board member, is employed by the Company and therefore is not an independent director on the Board under our Corporate Governance Guidelines or NYSE standards.

The Board based its independence determinations, in part, upon a review by the Corporate Governance and Nominating Committee and the Board of certain transactions between the Company and companies with which certain of our directors have relationships, each of which was made in the ordinary course of business, at arm’s length, at prices and on terms customarily available to unrelated third party vendors or customers generally, in amounts that are not material to our business or the business of such unaffiliated corporation, and in which the director had no direct or indirect personal interest, nor received any personal benefit. Specifically, the Corporate Governance and Nominating Committee and the Board reviewed ordinary course of business purchases by us from C.H. Robinson Worldwide, where Mr. Wiehoff was the CEO for a portion of fiscal 2019, ordinary course of business purchases by us from US Bancorp and Donaldson Company, Inc., where Mr. Wiehoff is a director, and ordinary course of business purchases of our products by Space Exploration Technologies Corp., where Ms. Shotwell is President and Chief Operating Officer. All of these payments were less than the greater of $1,000,000 or 2% of the recipient’s gross revenues in fiscal 2019, 2020 and 2021.

Certain Relationships and Related Transactions

During 2021, we did not engage in any transactions with related persons that are required to be described in this Proxy Statement pursuant to applicable SEC regulations.

Our written Related-Person Transactions Policy, which is applicable to all of our directors, nominees for directors, executive officers and 5% shareholders and their respective immediate family members, prohibits “related-person transactions” unless approved by the Corporate Governance and Nominating Committee.

Matters considered to be a related-person transaction subject to the policy include any transaction in which we are directly or indirectly a participant and the amount involved exceeds or reasonably can be expected to exceed $120,000, and in which a director, nominee for director, executive officer or 5% shareholder, or any of their respective immediate family members, has or will have a direct or indirect material interest.

Any potential related-person transaction that is raised will be analyzed by the General Counsel, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship constitutes a related-person transaction requiring compliance with the policy. The potential related-person transaction and the General Counsel’s conclusion and the analysis thereof are also to be reported to the Chair of the Corporate Governance and Nominating Committee.

The Corporate Governance and Nominating Committee reviews the material facts of all related-person transactions that require the Committee’s approval and either approve or disapprove of the related person transaction. If advance Committee approval of a related-person transaction is not feasible, then the related-person transaction is considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. Any related-person transaction that is not approved or ratified, as the case may be, is voided, terminated or amended, or such other actions shall be taken, in each case as determined by the Committee, to avoid or otherwise address any resulting conflict of interest.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all employees, including our CEO, our Chief Financial Officer (CFO) and all other executive officers, and the Board. A copy of the Polaris Code of Business Conduct and Ethics is available on our website at ir.polaris.com/investors/corporate-governance. If we waive any of the provisions of the Code of Business Conduct and Ethics with respect to the CEO, CFO, any executive officer or member of the Board that relates to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the Exchange Act), we intend to disclose such actions on our website at the same location.

Hedging and Pledging Policy

We adopted a policy that prohibits directors and executive officers from engaging in speculative trading of the Company’s securities. Specifically, no officer or member of the Board of Directors may purchase any financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of securities of the Company held directly, or indirectly, by the officer or director. We also adopted a policy that prohibits directors and executive officers to pledge our common stock as collateral for a loan except where the transaction is pre-approved by the Company’s General Counsel and CFO. The director or executive officer must clearly demonstrate the financial capacity to repay the loan without resorting to the pledged securities. No directors or executive officers pledged shares of common stock during 2021.

Communications with the Board

Under our Corporate Governance Guidelines, a process has been established by which shareholders and other interested parties may communicate with members of the Board. Any shareholder or other interested party who desires to communicate with the Board, individually or as a group, may do so by writing to the intended member or members of the Board, c/o Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340, or by sending an email to PolarisCorporate.Secretary@polaris.com.

All communications received in accordance with these procedures will be reviewed initially by the office of our Corporate Secretary to determine whether the communication is a message to one or more of our directors and then will be relayed to the appropriate director or directors unless the Corporate Secretary determines that the communication is an advertisement or other promotional material.

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Proposal 1 — Election of Directors

General Information

Our Board selected the three nominees based upon their diverse mix of skills, backgrounds, and perspectives, including their functional areas of experience, educational background, employment experience, and leadership performance. Based upon these qualifications and the recommendation of the Corporate Governance and Nominating Committee, our Board proposes that Bernd F. Kessler, Lawrence D. Kingsley and Gwynne E. Shotwell be elected as Class I directors for three-year terms expiring in 2025. All nominees are presently Polaris directors who were elected by shareholders at the 2019 Annual Meeting. All nominees have terms expiring at the 2022 Annual Meeting.

Executed proxies will be voted for the election of each of the three nominees unless you indicate on the proxy that you vote to “abstain” or vote “against” any or all of the nominees. Our Articles of Incorporation require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election, that is, the number of shares voted “for” that nominee exceeds the number of votes cast “against” that nominee. A vote to “abstain” will not have an effect in determining the election results. If you are voting by telephone or on the Internet, you will be told how to abstain your vote from some or all of the nominees. Each nominee elected as a director will continue to serve through the expiration of his or her three-year term or until his or her death, resignation or retirement. The Board has ten members and is divided into three classes. The members of one class are elected at each annual meeting of shareholders to serve three-year terms.

We expect each nominee standing for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees designated by the Board, unless an instruction to the contrary is indicated on the proxy. There are no family relationships between or among any of our executive officers, directors or director nominees.

The Board, upon recommendation of the Corporate Governance and Nominating Committee, unanimously recommends a vote FOR the election of these nominees as directors.

Information Concerning Nominees and Directors

Our directors bring a broad range of leadership and experience to the boardroom and regularly contribute to the dialogue involved in effectively overseeing and guiding our business and affairs. Other than our CEO, all of the members of the Board are independent. Preparation, engagement and participation are expected from our directors, as well as high personal and professional ethics, integrity and values. All of our current directors and the director nominees satisfy such requirements. With a diverse mix of experience, backgrounds and skill sets that complement the Company’s long-term strategy, the Board believes it is well positioned to represent the best interests of the Company’s shareholders. The principal occupation, specific experience, qualifications, attributes or skills and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

If a shareholder wishes to have the Corporate Governance and Nominating Committee consider a candidate for nomination as a director, the shareholder’s notice must include the information specified in our bylaws, including the shareholder’s name and address, the information required to be disclosed by the SEC’s proxy rules, a written consent of the candidate to be named in the proxy statement and to serve as a director if elected, specified information regarding the shareholder’s interests in our capital stock, and the representations specified in our bylaws. The Corporate Governance and Nominating Committee will evaluate recommended nominees based on the factors identified in the Corporate Governance and Nominating Committee Charter, a copy of which is available on our website at ir.polaris.com/investors/corporate-governance. Alternatively, shareholders may directly nominate a person for election to our Board by complying with the procedures set forth in our bylaws, any applicable rules and regulations of the SEC and any other applicable laws. From time-to-time, the Corporate Governance and Nominating Committee works with third party search firms to assist in the identification and evaluation of potential director candidates and will also consider any director candidates submitted by other stakeholders (subject to the terms of the Company’s bylaws).

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Director Nominees — Class I (Term Ending 2025)

Age 63 Director since: 2010 INDEPENDENT Committees: • Technology & Innovation, Chair • Corporate Governance and Nominating	BERND F. KESSLER
Skills and Qualifications:
	• Consumer/Manufacturing Industry Expertise • Executive Leadership Experience • Global Experience • Innovation/Technology	• Product Quality and Safety Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Mr. Kessler was the Chief Executive Officer of SRTechnics AG, a privately-held aircraft component and engine service provider with facilities throughout Europe and in China, from January 2008 through January 2010. He was the President and Chief Executive Officer of MTU Maintenance, a subsidiary of Aero Engines AG, an aircraft engine manufacturer, from September 2004 through October 2007 where he was an integral part of the successful initial public offering of the company on the Frankfurt Stock Exchange. Prior to September 2004, Mr. Kessler held management and executive positions for 20 years at Honeywell International, Inc. and its preceding company AlliedSignal Corp. Mr. Kessler also serves as the Chairman of ProXES GmbH, and on the Board of The Packaging Group GmbH.

Age 59 Director since: 2016 INDEPENDENT Committees: • Compensation • Technology & Innovation	LAWRENCE D. KINGSLEY
Skills and Qualifications:
	• Consumer/Manufacturing Industry Expertise • Corporate Governance Experience • Executive Leadership Experience • Global Experience	• Innovation/Technology • Regulatory/Compliance Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• IDEXX Laboratories, Inc. • Mirion Technologies Inc.	• Rockwell Automation Corporation

Mr. Kingsley has served as an Advisory Director with the private equity investment firm Berkshire Partners since May 2016. He served as the Chairman and Chief Executive Officer of the Pall Corporation, a global supplier of filtration, separations and purification products, from October 2013 to October 2015 and previously served as its Chief Executive Officer and President starting in October 2011. Prior to that, he served as Chairman, President and CEO of IDEX Corporation, a developer, designer and manufacturer of fluid and metering technologies and health and science technologies, from March 2005 to August 2011. Before joining IDEX, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley is an Advisory Director to Berkshire Partners and also serves as a member of the board of Consolidated Precision Products, a Berkshire Partners portfolio company. Mr. Kingsley serves on the boards and is Non-Executive Chairman of both Idexx Laboratories and Mirion Technologies. He also serves on the board and is President of the Thousand Islands Land Trust.

Age 58 Director since: 2019 INDEPENDENT Committees: • Audit • Technology & Innovation	GWYNNE E. SHOTWELL
Skills and Qualifications:
	• Consumer/Manufacturing Industry Expertise • Executive Leadership Experience • Innovation/Technology • Product Quality and Safety Expertise	• Regulatory/Compliance Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Ms. Shotwell has served as President and Chief Operating Officer of Space Exploration Technologies Corp. (SpaceX), a private American aerospace manufacturer and space transportation services company, since November 2008 and previously served as Vice President, Business Development from August 2002 to November 2008. Prior to joining SpaceX, Ms. Shotwell held positions with Microcosm, Inc. Space Systems Division as a director, and The Aerospace Corporation as a senior project engineer. Ms. Shotwell also serves as a director of the Minerva Project.

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Directors Continuing in Office — Class II (Term Ending 2023)

Age 58 Director since: 2017 INDEPENDENT Committees: • Audit • Corporate Governance and Nominating	GEORGE W. BILICIC
Skills and Qualifications:
	• Accounting and Financial Expertise • Corporate Governance Experience • Executive Leadership Experience • Global Experience	• Legal Expertise • Regulatory/Compliance Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Mr. Bilicic has been Vice Chairman, Investment Banking and Global Head of Power, Energy & Infrastructure at Lazard Ltd., an investment banking firm, since April 2020. At Lazard, he serves on that firm’s Global Executive Committee. He served in various executive roles with Sempra Energy, an energy infrastructure company, from June 2019 until March 2020. Prior to joining Sempra Energy, Mr. Bilicic served in various roles at Lazard Ltd., including as Vice Chairman of Investment Banking, Head of U.S. Midwest Investment Banking and Global Head of Power, Energy & Infrastructure, from March 2002 to June 2019. Other than his time at Kohlberg Kravis Roberts & Co. where he served as Managing Director and Head of Infrastructure from May 2008 to October 2008, Mr. Bilicic had been at Lazard from March 2002 to June 2019. He previously served as a Managing Director at Merrill Lynch & Co., Inc. from January 2001 to March 2002, and was a Partner at Cravath, Swaine & Moore LLP from 1995 to 2000. Mr. Bilicic currently serves as a member of the Board of Directors or equivalent for the Mayo Clinic, The HistoryMakers and Georgetown University Law Center.

Age 65 Director since: 2011 INDEPENDENT Committees: • Compensation, Chair • Corporate Governance and Nominating	GARY E. HENDRICKSON
Skills and Qualifications:
	• Consumer Insights/Marketing Expertise • Consumer/Manufacturing Industry Expertise • Corporate Governance Experience • Executive Leadership Experience	• Global Experience • Regulatory/Compliance Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• Waters Corporation • The AZEK Company Inc.	• The Valspar Corporation

Mr. Hendrickson has served as the Chairman of the Board of The AZEK Company Inc., a manufacturer of residential and commercial products, since May 2017. He also serves on the board of directors of Waters Corporation, a leading specialty measurement company and pioneer of chromatography, mass spectrometry and thermal analysis innovations serving the life, materials and food sciences. He served as Chairman and Chief Executive Officer of The Valspar Corporation, a global paint and coatings manufacturer, from June 2011 to June 2017, and was its President and Chief Operating Officer from February 2008 until June 2011. He held various executive leadership roles with The Valspar Corporation since 2001 including positions with responsibility for the Asia Pacific operations.

Age 64 Director since: 2015 INDEPENDENT Committees: • Audit • Technology & Innovation	GWENNE A. HENRICKS
Skills and Qualifications:
	• Consumer/Manufacturing Industry Expertise • Executive Leadership Experience • Global Experience • Innovation/Technology	• Product Quality and Safety Expertise • Regulatory/Compliance Expertise
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Ms. Henricks served as Vice President, Product Development & Global Technology, and Chief Technology Officer of Caterpillar Inc., a world leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, from 2012 to 2016. She joined Caterpillar in 1981 in an engineering role and held numerous engineering and executive roles progressing in scope and complexity. Ms. Henricks serves on the Board of Decision Sciences International Corporation and the Bradley University Engineering Advisory Committee.

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Directors Continuing in Office — Class III (Term Ending 2024)

Age 64 Director since: 2013 INDEPENDENT Committees: • Audit, Chair • Compensation	KEVIN M. FARR
Skills and Qualifications:
	• Accounting and Financial Expertise • Consumer/Manufacturing Industry Expertise • Executive Leadership Experience • Global Experience	• Regulatory/Compliance Expertise • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Mr. Farr has been the Chief Financial Officer of ChromaDex Corp., a science-based nutraceutical company, since October 2017. He previously served as Executive Vice President and Chief Financial Officer of Mattel, Inc., a world-wide leader in the design, manufacture, and marketing of toys and family products, from February 2000 through September 2017, and prior to that served in multiple leadership roles at Mattel, Inc. since 1991. Before joining Mattel, Inc., Mr. Farr spent 10 years at Pricewaterhouse Coopers. He serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California, as well as the Board of West Los Angeles Ronald McDonald House Charities and the Board of Southern California Special Olympics.

Age 61 Director since: 2021 INDEPENDENT Committees: • Audit	DARRYL R. JACKSON
Skills and Qualifications:
	• Accounting and Financial Expertise • Consumer Insights/Marketing Expertise • Consumer/Manufacturing Industry Expertise • Digital/E-Commerce Expertise	• Executive Leadership Experience • Global Experience • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• None	• None

Mr. Jackson has served as Vice President, Financial Services and Fixed Operations, of Hendrick Automotive Group, the largest privately held automotive retail organization in the United States, since March 2020 and previously served as Vice President, Financial Services, from April 2018 to March 2020, and as Director of Business Development and Strategic Initiatives from August 2015 until April 2018. Prior to joining Hendrick Automotive Group, Mr. Jackson held positions with PricewaterhouseCoopers as Director -- Advisory from 2012 until 2015 and Chrysler Financial as Chief Operating Officer in 2008. Mr. Jackson also serves as a Board Member on the North Carolina Automobile Dealers Association.

Age 52 Director since: 2021 Committees: • None	MICHAEL T. SPEETZEN
Skills and Qualifications:
	• Accounting and Financial Expertise • Consumer/Manufacturing Industry Expertise • Executive Leadership Experience • Global Experience	• Innovation/Technology • Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• Pentair plc	• None

Mr. Speetzen was appointed Chief Executive Officer on April 30, 2021; preceding this, he was Interim Chief Executive Officer since January 1, 2021. Mr. Speetzen joined Polaris in August 2015 as Executive Vice President and Chief Financial Officer. Prior to joining Polaris, Mr. Speetzen was Senior Vice President and Chief Financial Officer of Xylem, Inc., a leading water technology company, since 2011, when the company was formed from the spinoff of the water businesses of ITT Corporation, a worldwide manufacturing company. He joined ITT in 2009. Mr. Speetzen was responsible for the financial planning, accounting, controls, treasury, M&A activity, investor relations and strategy of Xylem Inc. Prior to joining ITT, Mr. Speetzen served as Executive Vice President and Chief Financial Officer for the StandardAero Company, a maintenance, repair and overhaul service provider, owned by the private equity firm Dubai Aerospace Enterprise. Previously, he held positions of increasing responsibility in the finance functions of Honeywell and General Electric.

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Age 60 Director since: 2007 INDEPENDENT Committees: • Compensation • Corporate Governance and Nominating, Chair	JOHN P. WIEHOFF
Skills and Qualifications:
	• Accounting and Financial Expertise • Corporate Governance Experience • Executive Leadership Experience	• Risk Management/Oversight • Strategy and M&A
	Other Current Public Company Directorships:	Former Public Company Directorships Held during the Past 5 Years:
	• Donaldson Company, Inc. • US Bancorp	• C.H. Robinson Worldwide

Mr. Wiehoff served as the Chairman of the Board of C.H. Robinson Worldwide, a transportation, logistics and sourcing company from 2007 until May 2020, and was Chief Executive Officer of the company from May 2002 until May 2019. He has held multiple leadership roles including President and Chief Financial Officer since joining C.H. Robinson in 1992. Prior to that, Mr. Wiehoff was with Arthur Andersen LLP.

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Director Compensation

The Compensation Committee conducts an annual review of our independent director compensation and makes a recommendation for changes, as appropriate, to the Board. For 2021, the Compensation Committee’s outside consultant, Willis Towers Watson, assessed the compensation paid to our independent directors against director compensation trends and data from our 2020 21-company peer group (described in our 2021 proxy statement). After completing its review, in consultation with Willis Towers Watson, the Compensation Committee recommended modest increases to our Board member fees and deferred stock unit grants effective April 29, 2021 to better position our program from a competitive standpoint going forward. In addition, based on data from Willis Towers Watson, the Compensation Committee recommended an increase to the independent Chair fee to align the position with the market. The principal features of the compensation received by our independent directors are described below.

Director Fees

Mr. Speetzen, our CEO and a Board member, receives no compensation for his service as a director. Compensation for independent directors is divided into cash and stock components. We currently pay each independent director an annual director’s retainer fee, and our independent Chair and Committee Chairs receive an additional fee. Prior to this year, the annual director retainers had remained unchanged since 2013. In addition, we pay committee members an annual fee for committee membership. Any independent director may elect to defer the receipt of all or a specified portion of the retainer and fee payments under the Polaris Inc. Deferred Compensation Plan for Directors (the Director Deferred Compensation Plan) (as described below). The fees are paid according to the following schedule:

Annual Director Fees	1/1/21 - 4/28/21	4/29/21 - 12/31/21
Board Member	$85,000	$90,000
Independent Board Chair	$30,000	$160,000
Audit Committee Chair	$20,000	$20,000
Compensation Committee Chair	$15,000	$15,000
Corporate Governance and Nominating Committee Chair	$10,000	$10,000
Technology & Innovation Committee Chair	$15,000	$15,000
Audit Committee Member	$10,000	$10,000
Compensation Committee Member	$7,500	$7,500
Corporate Governance and Nominating Committee Member	$5,000	$5,000
Technology & Innovation Committee Member	$2,500	$2,500

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines, which provide that each independent director is expected to own, directly or indirectly, shares of our common stock, common stock equivalents and deferred stock units having a value of at least five times the amount of the annual Board member retainer ($450,000). All independent directors are expected to satisfy the stock ownership guidelines within four years following the date they are first elected to the Board. All directors are in compliance with the stock ownership guidelines.

Deferred Stock Units

In addition to the director fees, since 2007, we have granted our independent directors an annual award of deferred stock units in an amount determined by the Board. For 2021, the directors were each granted deferred stock units with a grant date fair value of $140,000. The deferred stock units are issued under our 2007 Omnibus Incentive Plan (as Amended and Restated April 30, 2020) (the Omnibus Plan) and are fully vested upon issuance. Upon termination of service as a director or upon an earlier change in control of our Company, each independent director will receive one share of common stock for every deferred stock unit credited to the independent director’s account. Dividend equivalents are credited to independent directors as if the deferred stock units are outstanding shares of common stock. Such dividend equivalents are deferred in the same manner as the underlying deferred stock unit and are deemed invested in additional deferred stock units.

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Deferred Compensation Plan

We maintain the Director Deferred Compensation Plan for independent directors. An independent director can defer all or a portion of the director fee payments that would otherwise be paid to him or her in cash. Prior to 2020, such deferred amounts were automatically converted into additional common stock equivalents (CSEs) based on the then fair market value of Polaris common stock. In 2019, the Board updated the Director Deferred Compensation Plan to permit independent directors to elect to defer their compensation into either CSEs or various investment options at Fidelity Investments Inc. (Fidelity) and to permit directors to diversify their current CSE balances into the investment options at Fidelity to facilitate estate and retirement planning. However, the directors are still expected to meet their stock ownership guidelines described above. Each CSE represents the economic equivalent of one share of our common stock. For CSE balances, dividend equivalents are credited to independent directors as if the CSEs are outstanding shares of common stock. Such dividend equivalents are deemed invested in additional CSEs.

As soon as practicable after an independent director’s service on the Board terminates, or such other later distribution date as elected by an independent director, he or she will receive a distribution of the deferred compensation then credited to him or her under the Director Deferred Compensation Plan. If an independent director has CSEs, then shares of our common stock equal to the number of CSEs will be distributed to the director per their deferral election. Upon separation of service from the Board, if an independent director has chosen an investment option at Fidelity, then cash will be distributed to the director per their deferral election. Upon the death of an independent director, either the shares and/or the cash will be issued to his or her beneficiary. Shares of common stock issued for CSEs and dividend equivalents are issued under the Omnibus Plan. Upon a change in control of our Company (as defined in the Director Deferred Compensation Plan), each independent director will receive a cash payment equal to the value of his or her accumulated deferred compensation.

Use of Polaris Products

We strongly encourage each of our independent directors to use up to ten Polaris products or services of his or her choice, at no charge to encourage a first-hand understanding of the riding experience of our customers and to provide the independent directors with an opportunity to evaluate product design and quality. The products used by the directors can be returned to the Company or purchased at a price greater than cost at the end of a defined usage period based upon months, miles or hours, depending upon the product line. Historically, we have sold the returned products to dealers or through auction at an amount greater than the cost of such products to the Company. In connection with this program, all directors also receive the Company’s parts, garments, accessories, and services at no cost.

2021 Director Compensation Table

The following table sets forth the compensation earned by each of our independent directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)	All Other Compensation ($)	(3)	Total ($)
George W. Bilicic	104,375		139,995		4,037		248,407
Annette K. Clayton(4)	55,000		0		23,713		78,713
Kevin M. Farr	122,554		139,995		45,638		308,187
Gary E. Hendrickson	115,000		139,995		558		255,553
Gwenne A. Henricks	100,000		139,995		7,472		247,467
Darryl R. Jackson(5)	42,391		0		0		42,391
Bernd F. Kessler	105,055		139,995		871		245,921
Lawrence D. Kingsley	97,500		139,995		5,809		243,304
Gwynne E. Shotwell	100,000		139,995		2,593		242,588
John P. Wiehoff	205,000		139,995		358		345,353

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(1)

Directors may defer all or a portion of the fees otherwise payable to them in accordance with our Director Deferred Compensation Plan. With the exception of Ms. Clayton and Messrs. Hendrickson, Jackson and Kingsley, each of the current directors deferred all fees otherwise payable to him or her in 2021. The deferred amounts were converted into CSEs at the then current market price per share of our common stock. The aggregate number of CSEs held by each independent director as of December 31, 2021 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(2)

On April 29, 2021, the continuing independent directors were each awarded under the Omnibus Plan 1,018 deferred stock units, each with a value equal to one share of our common stock. The grant date fair value for these deferred stock units was $137.52 per unit and is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718) based on the closing market price of our common stock on the award date. The aggregate number of deferred stock units and CSEs held by each independent director as of December 31, 2021 is reflected in the “Stock Awards” column of the “Independent Directors — Outstanding Equity Awards at Fiscal Year-End” table appearing below.

(3)

The following table provides more information on the type and amount of benefits included in the All Other Compensation column.

Name	Perquisites ($)	(a)	Gross Up on Perquisites ($)	(b)	Total ($)
George W. Bilicic	2,291		1,746		4,037
Annette K. Clayton	13,457		10,256		23,713
Kevin M. Farr	25,900		19,738		45,638
Gary E. Hendrickson	317		241		558
Gwenne A. Henricks	4,241		3,232		7,472
Darryl R. Jackson	0		0		0
Bernd F. Kessler	494		377		871
Lawrence D. Kingsley	3,297		2,512		5,809
Gwynne E. Shotwell	1,472		1,121		2,593
John P. Wiehoff	203		155		358
(a)

The value shown includes the cost to the Company for Polaris parts, garments, accessories, and services, including those marketed by Transamerican Auto Parts, and the cost of the use of Polaris products. The products used by our directors are either returned to the Company or purchased at a price greater than cost at the end of the defined usage period. We sell the returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount included is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the director’s possession.

(b)

This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories, including those marketed by Transamerican Auto Parts.

(4) Annette Clayton retired from the Board effective April 29, 2021. (5) Darryl Jackson was appointed to the Board effective July 29, 2021.

Independent Directors — Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of shares of common stock underlying outstanding stock awards for each of the independent directors as of December 31, 2021.

Name	Stock Awards	(1)
George W. Bilicic	10,645
Annette K. Clayton	N/A
Kevin M. Farr	11,238
Gary E. Hendrickson	28,505
Gwenne A. Henricks	16,175
Darryl R. Jackson	0
Bernd F. Kessler	35,470
Lawrence D. Kingsley	13,601
Gwynne E. Shotwell	7,545
John P. Wiehoff	61,849
(1)

Includes CSEs awarded to directors under the Director Deferred Compensation Plan, deferred stock units awarded under the Omnibus Plan and the accompanying dividend equivalent units credited on each form of award.

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Compensation Discussion and Analysis

The Compensation Discussion and Analysis (CD&A) describes our compensation objectives and policies and the compensation awarded to our Named Executive Officers (NEOs) during 2021. Our NEOs for 2021 are:

Name	Title
Michael T. Speetzen	Chief Executive Officer
Robert P. Mack	Chief Financial Officer and Executive Vice President – Finance & Corporate Development
Kenneth J. Pucel	Executive Vice President – Global Operations, Engineering and Lean
Steven D. Menneto	President – Off-Road
Lucy Clark Dougherty	Senior Vice President, General Counsel and Corporate Secretary

Executive Summary

Compensation Philosophy

Our executive compensation is based on a pay for performance philosophy that aligns executive compensation decisions with our corporate strategy. The goal is to provide executives with competitive compensation opportunities and actual pay outcomes that reward superior company and individual executive performance. In addition, our program is designed to attract, motivate, and retain highly qualified executives to achieve annual and long-term goals that create shareholder value and align with shareholder interests through a combination of base salary, annual incentives and long-term incentives. We target market median for base salary and above market median for annual and long-term incentives because they are at-risk and tied to aggressive growth targets. Our program, by design, places an emphasis on performance-based variable compensation as the largest percentage of total direct compensation for our executives. The primary objectives and priorities of the compensation program for our NEOs are the following:

We believe that our compensation policies and practices are designed to mitigate compensation-related risks to the Company’s long-term performance, ethical standards and reputation. The following table illustrates some of those policies and practices.

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What We Do		What We Don’t Do
✔	Majority of executive pay is performance-based and not guaranteed	✘	No hedging of stock by directors or executives, limited ability to pledge
✔	Appropriate balance between short-term and long-term compensation to discourage short-term risk taking	✘	No excise tax gross-ups upon a change in control
✔	“Double trigger” change in control and termination of employment provisions	✘	No payment of dividends or dividend equivalents on unearned or unvested RSUs
✔	Rigorous stock ownership guidelines: CEO must own 7x his base salary; CFO and EVPs must own 4x base salary, and all other officers must own 2x base salary	✘	No repricing of underwater stock options
✔

Clawback policy allows recovery of cash- or equity-based incentive compensation payments upon occurrence of certain financial restatements or certain misconduct in accordance with the terms of the policy

✔	Varied quantitative performance measures
✔	Executive sessions following each Compensation Committee meeting

Compensation Program Design

We have designed an executive compensation program that is significantly weighted towards long-term goals. This approach aids us in the retention of executive officers and assures that the interests of our executive officers and shareholders are aligned. Although the program emphasizes performance-based and equity-based compensation as a percentage of total direct compensation (base salary and annual and long-term incentives), we do not have specific policies governing the allocation of the total direct compensation opportunity among its various components. Below we illustrate the key tenets of our compensation program and percentage of the 2021 target total direct compensation opportunity for Mr. Speetzen and the other NEOs as a group represented by each compensation component:

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TARGET TOTAL DIRECT COMPENSATION

Total Annual Cash		Long-Term Incentives		
Base Salary ⊕	Annual Incentives ⊕	Stock Options (50%) ⊕	PRSUs (25%) ⊕	RSUs (25%)

2021 TARGET TOTAL DIRECT COMPENSATION
(MR. SPEETZEN)

16%
Base Salary
19%
Annual Incentive
65%
Long-term Incentives
68%
At-Risk*

2021 TARGET TOTAL DIRECT COMPENSATION
(AVERAGE OF OTHER NEOs)

22%
Base Salary
20%
Annual Incentive
58%
Long-term Incentives
64%
At-Risk*

Our performance-based compensation plans encompass key performance metrics:

- ✔ Earnings Per Share
- ✔ Revenue Growth
- ✔ Return on Invested Capital
- ✔ Net Income
- ✔ Total Shareholder Return

2021 Performance Highlights

Our performance highlights from 2021 demonstrate how we continue to successfully execute our strategy.

*

These are adjusted financial results, please see Appendix A for a reconciliation of these non-GAAP financial results.

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2021 Compensation Decisions

Consistent with our compensation philosophy of paying for performance, our compensation programs closely link pay and performance. Our performance during 2021 resulted in the following compensation actions:

Base Salary

Exclusive of base salary adjustments for Mr. Speetzen and Mr. Mack related to their promotion to CEO and CFO, respectively, increases for other NEOs ranged from 3.0%-6.7% based on individual performance, with consideration given to applicable market data.

Annual Incentive Plan

Actual incentive payouts for 2021, as a percentage of base salary, ranged from 89%-133%. For purposes of compensation planning, the Company achieved adjusted earnings per share of $9.13 under the Senior Executive Annual Incentive Compensation Plan (SEP), warranting payouts of an annual cash incentive to each of our NEOs. In 2021, for certain Global Business Unit leaders (including two of our NEOs), the Compensation Committee approved that 20% of the annual incentive payout would be based on Global Business Unit performance and other qualitative performance factors.

Stock Options

Stock options were granted to NEOs which generally vest in three equal installments on the first, second and third anniversaries of the January 27, 2021 grant date and have an exercise price of $117.37, which was the fair market value of a share of our common stock on the date of grant. In addition, on April 30, 2021, in connection with their promotion to CEO and CFO, the Compensation Committee approved an incremental stock option award for Mr. Speetzen and Mr. Mack with an exercise price of $140.03, which was the fair market value of a share of our common stock on the date of grant, and which vest in three equal installments on the first, second and third anniversary of April 30, 2021. These incremental option grants were made to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

Performance Restricted Stock Units (PRSUs)

2019-2021 PRSU Awards: The Company’s PRSU awards for the 2019–2021 performance period paid out at 139.9% of target. The 2019–2021 PRSU was based on target performance objectives established at net income of $515 million, revenue of $7,042 million, and a relative TSR rank in the 50th percentile. The Company achieved maximum for revenue, between target and maximum for net income, and below target but above the minimum threshold level for relative TSR, resulting in a total payout above the target payout. The Company’s PRSU awards for the 2019–2021 performance period were also subject to achievement of an adjusted return on invested capital (ROIC) of 12% before any payout could be received under the net income or revenue metrics. The Company achieved an adjusted ROIC for 2021 of 27.5%.

2021-2023 PRSU Awards: The Compensation Committee granted NEOs PRSU awards for the 2021-2023 performance period with target performance objectives established at net income of $719 million, revenue of $8,613 million, and a relative TSR rank in the 50th percentile, subject to achievement of an adjusted ROIC of 12% before any payout can be received under the net income or revenue metrics. The 2021-2023 PRSU awards for the 2021-2023 performance period for Mr. Speetzen and Mr. Mack include an incremental PRSU award granted April 30, 2021 to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

Restricted Stock Units (RSUs)

To provide stability to the total compensation package and a retention benefit for the Company, while maintaining a focus on stock growth, RSU awards were granted to our NEOs that generally vest in full on January 27, 2024. In 2021, the Compensation Committee granted additional retention awards in the form of RSUs to certain NEOs to maintain stability and continuity in the management team during the CEO transition process. In addition, on April 30, 2021, in connection with their promotion to CEO and CFO, Mr. Speetzen and Mr. Mack were granted incremental RSU awards that vest in full on April 30, 2024. These incremental RSU awards were made to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

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Return to Shareholders

The following table compares our annualized total shareholder return (TSR) to that of our 2021 Peer Group listed on page 38:

Percentile	Annualized Total Shareholder Return(1)
	1-Year	3-Year	5-Year
25th Percentile(2)	7%	15%	5%
Median(2)	18%	24%	12%
75th Percentile(2)	31%	30%	15%
Polaris Inc.	18%	16%	9%
Polaris Percentile	49%	26%	40%
(1)

1-Year, 3-Year and 5-Year Total Shareholder Return are annualized total shareholder rates of return reflecting the stock price appreciation plus reinvestment of dividends, as of December 31, 2021.

(2)

These percentiles represent Total Shareholder Return of the members of our 2021 Peer Group listed on page 38.

Our 2021 Say on Pay Results

In making compensation decisions, the Compensation Committee considers the results of the Company’s annual shareholder advisory votes approving the Company’s named executive officer compensation, including the most recent such advisory vote. Shareholders approved the Company’s Say on Pay proposal at our 2021 Annual Meeting of Shareholders with 86.84% of the votes cast (excluding abstentions) in favor of the compensation paid to our NEOs.

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Executive Compensation Program Components

Compensation Type	Compensation Component	Purpose	Key Features
Fixed	Base Salary	• Provide a fixed level of compensation on which executive officers can rely
•

Salary levels are reviewed and adjusted as appropriate by the Compensation Committee annually based on an assessment of many factors, including:

–

Level of responsibility

–

Experience and time in position

–

Individual performance

–

Market data

–

Future potential

–

Salary level relative to market median for most applicable comparator job

–

Internal pay equity consideration

Variable	Annual Cash Incentive	• Provide explicit incentives to achieve or exceed annual budgeted earnings per share objectives • Link pay to performance • Align performance objectives with interests of our shareholders
•

Target incentive opportunity expressed as a percentage of executive officer’s base salary, based on responsibilities of position, expected level of contribution and consideration of market data

•

Maximum potential payouts based on attainment of specified levels of financial performance

•

For 2021 awards, actual payouts may vary based on the degree to which financial performance objectives are achieved and on consideration of other Company, business unit and individual performance factors, as determined by the Compensation Committee

Long-Term Incentives (Including Stock Options, PRSUs and RSUs)
•

Provide executive officers with incentives to achieve multi-year financial and operational objectives

•

Link pay to financial, operational and stock price performance

•

Align executive officers’ interests with the interests of our shareholders

•

Assist in retention of key executives

•

PRSUs are earned based on the degree to which specified financial objectives are attained over a three-year performance period

•

Target incentive opportunity based on responsibilities of position, expected level of contribution and consideration of market data

•

Stock options provide value to executive officers only if stock price increases over the stock option term, generally ten years

•

RSUs may vest upon completion of a specified period of employment

•

All grants are approved by the Compensation Committee

•

Actual earned PRSUs are determined by the Compensation Committee

Other	Benefits and Perquisites
•

Provide an overall compensation package that is competitive with those offered by companies with whom we compete for executive talent

•

Provide a level of retirement income and promote retirement savings in a tax-efficient manner

•

Participation in 401(k) plan and health and welfare plans generally made available to our employees as well as supplemental medical and dental coverage through Ultimate Health

•

Executive officers may participate in a non-qualified supplemental retirement savings plan and will receive an employer match up to 5% on base salary and SEP deferral contributions when their 401(k) participation has been limited by IRS annual contribution rules

•

Perquisites described on page 45

Severance and Change in Control Arrangements
•

Enable executive officers to evaluate potential transactions focused on shareholder interests

•

Provide continuity of management

•

Provide a bridge to next professional opportunity in the event of an involuntary termination

•

Double-trigger change in control severance arrangements

•

Double-trigger accelerated vesting of equity awards upon change in control

•

Severance for termination by the Company without cause or for good reason resignation

•

Non-compete and non-solicitation restrictions following termination of employment

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Determining Executive Compensation

Compensation Committee Process

The Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program. The Compensation Committee meets in January or February of each year to: (i) establish the annual base salary and annual incentive compensation opportunity for each of the executive officers for the current year; (ii) determine the actual annual incentive compensation to be paid to each executive officer for services provided during the prior year; (iii) establish plan targets and performance measures for the one-year performance period for the annual incentive and three-year performance period beginning on January 1 of the current year for PRSUs; (iv) determine the number of PRSUs earned, if any, under the long-term incentive program for the three-year performance period ended on the immediately preceding December 31st; and (v) determine stock option awards, RSU awards and any other equity-based awards to be granted to executive officers.

When making individual compensation decisions for the executive officers, the Compensation Committee takes many factors into account. These factors include subjective and objective considerations of each individual’s skills, performance and level of contribution towards desired business objectives and global business unit targets (when applicable), our overall performance, retention concerns, the individual’s tenure and experience with our Company and in his or her current position, the recommendations of management, the individual’s current and historical compensation, the Compensation Committee’s compensation philosophy, and comparisons to other comparably situated executive officers (both those of the Company and those of the peer group companies). The Compensation Committee’s process uses input, analysis and review from a number of sources, including our management, other independent directors of the Board, the Compensation Committee’s independent compensation consultant (Willis Towers Watson), and market studies and other comparative compensation information as discussed below.

The Compensation Committee uses this information in conjunction with its own review of the various components of our executive compensation program to determine the base salary and annual and long-term incentive targets and opportunities of the executive officers as a group and individually.

Role of Executive Officers in Determining Compensation

The Compensation Committee meets with our CEO and Chief Human Resources Officer (CHRO) annually to review the performance of our other executive officers. The meeting includes an in-depth review of each executive officer, achievement of individual performance objectives established at the beginning of the year, and individual contributions towards achievement of our business goals.

The Compensation Committee considers input from our CEO, CFO, and CHRO when developing and selecting metrics and performance objectives for our SEP and long-term incentive program, and evaluating performance against such pre-established metrics and objectives. The Compensation Committee also receives recommendations from our CEO, with the assistance of our CHRO (for executive officers other than himself), regarding base salary amounts, annual incentive award amounts and equity-based performance incentive awards for our other executive officers. In determining the CEO’s compensation, the Compensation Committee considers performance, comparative compensation information, and input from its independent compensation consultant.

Role of the Independent Compensation Consultant

Willis Towers Watson attends substantially all Compensation Committee meetings and provides the Compensation Committee with an annual compensation market analysis for the executive officers and directors; makes recommendations on the executive pay programs; reviews, participates and comments on executive and board compensation matters; and provides updates on regulatory changes in compensation related issues and other developments and trends in executive compensation.

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Market Competitiveness Review

Our compensation consultant and the Compensation Committee periodically review the composition of the peer group of companies about which competitive compensation data is obtained. The peer group is established each July and is used for purposes of setting compensation for the following year. The criteria used to select the peer group of companies includes limiting the peer companies to several relevant Global Industry Classification Standard sectors and then considering company size (revenue and number of employees), market capitalization, industry, and business model.

In connection with the 2021 compensation planning, the Compensation Committee, with the guidance of Willis Towers Watson, reviewed the composition of the peer group and based on relative revenue and industry/business product alignment removed IDEX Corporation, Kennametal Inc., Leggett & Platt, Inc., Regal Beloit Corp., and Terex Corp. and added AGCO Corporation, Dana Incorporated, and Oshkosh Corporation. The companies comprising the peer group used to establish the 2021 compensation of the executive officers in January 2021 was the 2020 peer group listed in the 2020 proxy statement and the new 2021 peer group is listed below:

2021 PEER GROUP

AGCO Corporation	Harley-Davidson, Inc.	Pentair plc
BorgWarner Inc.	Hasbro, Inc.	Snap-On Incorporated
Brunswick Corporation	LKQ Corporation	Stanley Black & Decker, Inc.
Dana Incorporated	Mattel, Inc.	The Timken Company
Donaldson Company, Inc.	Oshkosh Corporation	The Toro Company
Dover Corporation	Parker-Hannifin Corporation	Thor Industries, Inc.
Flowserve Corporation

Both management and the Compensation Committee believe that the peer group of 21 companies in the 2020 proxy statement (the 2020 Peer Group) provided a robust statistical set of comparison data to serve as a factor for comparative purposes for 2021 compensation decisions. In connection with the compensation decisions made for 2021, Willis Towers Watson utilized data from the Willis Towers Watson 2020 General Industry Executive Compensation Database and our Peer Group companies in the market review.

The following table summarizes our scale relative to our 2021 industry peer group as of December 31, 2021.

2021 PEER GROUP COMPARISON

	Revenue ($)	(1)	Market Cap ($)	(2)	Employees (#)
25th Percentile	$4,365		$6,560		12,950
Median	$6,420		$8,680		18,580
75th Percentile	$11,730		$13,065		38,250
Polaris	$8,198		$6,670		16,000
Polaris Percentile	63%		25%		39%
(1) Revenue reflected the most recent fiscal year-end. (2) As of December 31, 2021.

The reports furnished by Willis Towers Watson provide the Compensation Committee with market information at the median and 75th percentiles for each executive officer position and pay component, and for total direct compensation, and compare the actual and target compensation provided and intended to be provided to each executive officer to the market amounts, which consider both the peer group data and the data contained in the surveys. This market information is an important element reviewed by the Compensation Committee, which generally intends to target base salaries for our executive officers at the market median for comparable positions as set forth in the report. The elements of annual and long-term incentive opportunities of total direct compensation are based on responsibilities of position, expected level of contribution and consideration of market data. Target annual incentive opportunity for our NEOs in 2021 ranged from 80%-120%, as a percentage of base salary. The Compensation Committee can and does, however, use discretion to adjust a component of pay, or total direct compensation generally, above or below these ranges to recognize the specific circumstances and performance of individual executive officers.

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2021 Compensation Decisions

2021 Base Salaries

The Summary Compensation Table on page 48 sets forth the actual base salary earned by each of our NEOs during 2021. Base salary increases in 2021 were based on individual performance and were generally implemented to maintain market competitiveness.

The following table reflects the annual base salary rates as established by the Compensation Committee for our NEOs in January 2021(1). Base salary rates typically go into effect April 1st of each year.

Name	2020 Annualized Base Salary	2021 Annualized Base Salary	Percentage Increase (%)
Michael T. Speetzen	655,000	1,035,000(1)	nm(2)
Robert P. Mack	480,000	575,000(1)	nm(2)
Kenneth J. Pucel	702,000	723,000	3.0
Steven D. Menneto	525,000	560,000	6.7(3)
Lucy Clark Dougherty	515,375	531,000	3.0
(1)

The base salary amounts reflected include the monthly stipends paid to Mr. Speetzen in the amount of $30,000 per month and Mr. Mack in the amount of $15,000 per month while serving as interim CEO and CFO, respectively, to bring their salary to an appropriate level for their CEO and CFO responsibilities. As of April 30, 2021, when Mr. Speetzen and Mr. Mack were named CEO and CFO, respectively, their base salaries were adjusted to incorporate these monthly stipends.

(2)

Mr. Speetzen was promoted from CFO to CEO effective as of January 1, 2021 and therefore the percentage base salary increase of 58.0% is not a meaningful comparison. Mr. Mack was promoted from Senior Vice President of Corporate Development and Strategy and President of Boats/Global Adjacent Markets to CFO effective as of January 1, 2021 and therefore the percentage base salary increase of 19.8% is not a meaningful comparison.

(3)

With respect to Mr. Menneto, the Committee considered a range of data, including market data to align his base salary with market median for his position.

2021 Annual Incentive Compensation

Overview

Our NEOs and other members of senior management selected by the Compensation Committee are eligible to earn annual cash incentive compensation under our SEP. Cash incentives to participants in the SEP are generally payable only if and to the degree we achieve annual financial performance objectives determined by the Compensation Committee. The performance objectives are based on one or more business criteria specified in the SEP.

Bonuses for Fiscal 2021 Performance

For 2021, the Compensation Committee selected adjusted earnings per diluted share (Adjusted EPS) as the sole performance metric for this purpose. Adjusted EPS was determined by adjusting GAAP EPS for: the impairment charges related to an investment held by the Company; the loss associated with the Company’s divestiture of the Global Electric Motorcar (GEM) and Taylor-Dunn businesses; adjustments for corporate restructuring, network realignment costs, and supply chain transformation; amortization expense for acquisition-related intangible assets; and adjustments for class action litigation-related expenses. The Adjusted EPS metric was chosen because it is a well-understood financial measure communicated in the public disclosure of our financial results, is used in determining payouts under our broad-based annual profit sharing plan, and is believed to significantly influence our stock price performance.

For 2021, the Compensation Committee also determined that for global business unit (GBU) leaders, including Messrs. Mack and Menneto, 20% of their compensation awards under the SEP would be based on a business unit performance component. 2021 was the second year the Compensation Committee applied a GBU component in evaluating certain executives (including Messrs. Mack and Menneto). In 2020, the GBU component was based on qualitative factors with no specific weighting.

For 2021, however, the Compensation Committee decided that the GBU component would be evaluated based on four categories, weighted equally: revenue; gross profit percentage; gross profit dollars; and management discretion. The management discretion component was based on financial resources management (e.g. expenses, tooling and capital budgets) and other factors consistent with Polaris’ Guiding Principles--Best Team, Best Culture; Safety and Ethics Always; Environmental Sustainability; and Customer Loyalty.

For 2021, the target payouts under the SEP expressed as a percentage of eligible wages were set by the Compensation Committee at 120% for Mr. Speetzen, 100% for Messrs.

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Mack, Pucel and Menneto, and 80% for Ms. Clark Dougherty. The percentage used for each NEO was based on the respective NEO’s level of responsibility and expected level of contribution and the Compensation Committee’s general intention to target annual incentive compensation between the market median and the 75th percentile levels for comparable positions when key financial targets are achieved.

In determining whether and to what degree to approve payments under the SEP, the Compensation Committee gives primary consideration to the level of achievement of performance metrics it selects for inclusion in a performance matrix.

In determining the Company’s 2021 performance for purposes of the performance matrix, the Compensation Committee used the Company’s Adjusted EPS of $9.13(1), which was approximately 4% above target level performance of $8.75 in the performance matrix.

The estimated threshold, target and maximum payments under the SEP for 2021 are reflected in the “Estimated Potential Payouts Under Non-Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards in 2021 table on page 50. At threshold, the payout is 20%. At target, the payout range is 80% to 120%. At maximum, the payout range is 160% to 240%. The amounts actually paid in connection with the SEP during each of the years 2019-2021 are set forth in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table on page 48.

Consistent with our pay-for-performance philosophy, the Compensation Committee sets challenging objectives for Adjusted EPS. In 2021, the target Adjusted EPS performance goal was set approximately 16% higher than the amount achieved in 2020. The 2021 performance levels that were incorporated into the matrix are summarized in the following table:

Adjusted EPS
Threshold	$7.00
Target	$8.75
Maximum	$10.59
Actual	$9.13

The Compensation Committee considered a number of factors in arriving at its final decision for 2021 SEP payouts, including:

•

The Company’s record financial and operating performance as compared to fiscal 2020, noting the Company’s 2021 full year adjusted sales and adjusted net income growth of 17% and 18% despite supply chain constraints.(2)

•

The NEOs’ contributions in managing significant operational and supply chain disruptions caused by the COVID-19 pandemic, balancing manufacturing and labor constraints with high customer demand, promoting a culture of safety, ethics and compliance throughout the organization, and strong performance by each NEO against the Company’s Guiding Principles and Performance Priorities.

The following table shows the suggested payout as a percentage of earned salary derived from the performance matrix at an Adjusted EPS of $9.13, the actual payout as a percentage of eligible annual wages, and the actual amount paid in March 2022 under the SEP for each of our NEOs.

Name	Suggested Payout as % of Base Salary	(3)	Actual Incentive Payout as a % of Base Salary	Actual Incentive Amount Paid ($)
Michael T. Speetzen	132.8		132.8	1,368,044
Robert P. Mack(4)	110.7		114.6	691,755
Kenneth J. Pucel	110.7		110.7	794,728
Steven D. Menneto(4)	110.7		121.7	670,780
Lucy Clark Dougherty	88.8		88.8	468,166
(3)

Based upon a target percentage of base salary, the Company’s EPS performance, and a payout curve tied to grade level.

(4)

20% of payouts for Messrs. Mack and Menneto were based upon GBU performance as described more fully above.

(1)

Please see Appendix A for a reconciliation of 2021 adjusted EPS.

(2)

Please see Appendix A for a reconciliation of 2021 adjusted sales and adjusted net income.

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2021 Long-Term Incentive Compensation

Overview

Annual long-term incentive compensation emphasizes performance-based equity vehicles, generally consisting of annual awards of stock options, RSUs, and PRSUs. From time to time, supplemental equity awards are granted on a selective and limited basis, generally in connection with promotions, individual outstanding performance and ability to effect desired performance results, hiring of new executives and retention situations. All equity-based awards are granted under our Omnibus Plan.

The Compensation Committee has chosen to provide a mix of stock options, PRSUs, and RSUs for its annual long-term incentive equity awards because it believes such a combination effectively aligns the financial interest of our executive officers with those of our shareholders.

The 2021 long-term incentive awards granted to our NEOs were allocated 50% to stock options, 25% to PRSUs, and 25% to RSUs.

2021 Stock Option Awards

Stock option awards granted under the Omnibus Plan during 2021 to our NEOs generally vest in three equal installments on the first, second and third anniversaries of the January 27, 2021 grant date and have an exercise price of $117.37, which was the fair market value of a share of our common stock on the date of the grant. In addition, on April 30, 2021, in connection with their promotion to CEO and CFO, the Compensation Committee approved an incremental stock option award for Mr. Speetzen and Mr. Mack with an exercise price of $140.03 which vests in three equal installments on the first, second and third anniversary of April 30, 2021. These incremental option grants were made to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year. Each option has a 10-year term.

In addition to the scheduled vesting, options granted to executives in 2021 vest as follows:

•

Change in Control. Each outstanding unvested option will become immediately vested and exercisable in full only if the option is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his employment for good reason within one year of the event.

•

Retirement. Each vested option will remain exercisable for the full term of the option and the unvested portion of the option will vest immediately and will remain exercisable for the full term of the option, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance.

•

Death or Disability. The unvested portion of the option will vest immediately and all options will remain exercisable for one year following the death or disability event.

•

Any Other Termination of Employment. Vested options are exercisable for 30 days after employment ends and unvested options are forfeited.

Our stock option grant practices for executive officers are designed to ensure that the stock option awards approved by the Compensation Committee at its January meeting will have an effective date occurring after the release of year-end financial results. We do not engage in the backdating, cancellation or repricing of stock options and have not engaged in such practices in the past.

The number of shares subject to each NEO’s 2021 stock option award is as follows:

Named Executive Officer	Number of Shares Subject to Stock Option(1)
Michael T. Speetzen	51,867
Robert P. Mack	17,572
Kenneth J. Pucel	33,605
Steven D. Menneto	19,603
Lucy Clark Dougherty	19,603
(1)

Includes an incremental stock option award for Mr. Speetzen and Mr. Mack, granted on April 30, 2021, to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

Performance Restricted Stock Unit Awards (PRSUs)

PRSU awards are made to each of our NEOs pursuant to the Omnibus Plan. The PRSU awards will be earned to the degree that we achieve performance objectives specified by the Compensation Committee at the beginning of a three-year performance period. The performance objectives are based on one or more business criteria or other metrics approved by the Compensation Committee. In establishing our performance goals, the Compensation Committee may provide that adjustments will be made for specified unusual events such as acquisitions, dispositions, restructurings and certain legal settlements.

Each PRSU will be paid out in the form of one share for each PRSU determined by the Compensation Committee to have been earned and vested over the applicable performance period.

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In addition to the scheduled vesting, PRSUs granted to executives in 2021 vest as follows:

•

Change in Control. A pro rata portion of the PRSUs will vest at target on a change in control if the PRSUs are not continued, assumed or replaced or if the NEO is terminated without cause or terminates his employment for good reason within one year of the event.

•

Retirement. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance.

•

Involuntary Termination. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive’s employment is terminated due to an involuntary termination with the Company (other than for cause).

•

Death or Disability. A pro rata portion of the earned PRSUs will vest on the scheduled vesting date if the executive’s employment is terminated due to death or a qualifying disability.

In 2020, the Compensation Committee modified the outstanding 2019 and 2020 PRSU agreements to provide for pro rata vesting upon death and a qualifying disability. Prior to this change, outstanding PRSUs were forfeited upon an NEO’s death or disability. The Compensation Committee made this change to bring the program more in line with market practice based upon market data provided by Willis Towers Watson and for consistency across long-term incentive awards.

The pro rata portion for these vesting events is determined by multiplying the number of units that would otherwise have been determined to vest by a fraction where the numerator is the number of full calendar months during the performance period prior to the executive’s employment termination date and where the denominator is 36.

2021-2023 PRSUs

PRSUs granted in 2021 may be earned for the 2021-2023 performance period based on level of achievement against the performance objectives specified at the beginning of the performance period. All earned PRSUs will either vest and be paid out in the form of one share for each earned and vested PRSU or, if elected by the executive officer, deferred pursuant to the Polaris Industries Inc. Supplemental Retirement/Savings Plan (SERP).

In 2021, the Compensation Committee selected total shareholder return relative to the Company’s peer group (Relative TSR), net income, and revenue as the metrics for the PRSU awards, with achievement of an adjusted ROIC percentile required before any payout under the net income or revenue metric is permitted. Relative TSR for the Company or any member of the peer group during the performance period means the cumulative total shareholder return during the performance period on the applicable company’s common stock as measured by the change in the company’s stock price from the beginning of the performance period to the end of the performance period and takes into account the assumed reinvestment of all dividends paid during the performance period. The beginning stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2020 through December 31, 2020. The ending stock price for a company will be the weighted average closing sales price as reported on the national securities exchange on which it trades during the period of November 1, 2023 through December 31, 2023.

For the 2021 PRSU awards, the following tables summarize the PRSU threshold, target, and maximum performance metrics. Payouts for each NEO would be 200% of target for maximum performance, and performance below threshold would result in no PRSUs vesting and consequently, no equity would be issued under this award.

2021-2023 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold	Target	Maximum
Net Income* (in millions)	50%	$191	$719	$758
Revenue* (in millions)	25%	$5,531	$8,613	$9,105
Relative TSR (percentile)	25%	25th	50th	≥90th
* The Company is required to achieve an adjusted ROIC of 12% before any payout under the Net Income or Revenue metrics is permitted under the PRSU.

2021-2023 PRSU PERFORMANCE PERIOD PAYOUTS

Name	Threshold Stock Units (#)	Target Stock Units (#)	Maximum Stock Units (#)
Michael T. Speetzen(1)	772	7,721	15,442
Robert P. Mack(1)	265	2,650	5,300
Kenneth J. Pucel	511	5,113	10,226
Steven D. Menneto	298	2,983	5,966
Lucy Clark Dougherty	298	2,983	5,966
(1)

Includes an incremental PRSU award for Mr. Speetzen and Mr. Mack for the 2021-2023 performance period to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

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2020-2022 PRSUs

PRSUs granted in 2020 may be earned during the course of the 2020-2022 performance period based on the level of achievement against the performance objectives specified at the beginning of the performance period. In 2020, the Compensation Committee selected net income, revenue, and total shareholder return relative to the Company’s peer group (relative TSR) as the metrics for the PRSU awards, with the achievement of an adjusted ROIC percentile required before any payout under the net income or revenue metric is permitted. Relative TSR will be based upon the 2020 peer group.

For the 2020 PRSU awards, the following tables summarize the PRSU threshold, target, and maximum (represents 200% of target) performance metrics and payouts for each NEO. Performance below each of these levels would result in no PRSUs vesting and consequently, no equity would be issued under this award:

2020-2022 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold	Target	Maximum
Net Income* (in millions)	50%	$170	$599	$631
Revenue* (in millions)	25%	$5,414	$7,852	$8,309
Relative TSR (percentile)	25%	25th	50th	≥90th
* The Company is required to achieve an adjusted ROIC of 12% before any payout under the Net Income or Revenue metrics is permitted under the PRSU.

2019-2021 PRSUs

The Company’s PRSU awards for the 2019–2021 performance period paid out at 139.9% of target. The 2019–2021 LTIP was based on target performance objectives established at net income of $515 million, revenue of $7,042 million, and a relative TSR rank at the 50th percentile, with achievement of an adjusted ROIC of 12% required before any payout under the net income or revenue metric was permitted.

For purposes of calculating the Net Income component, the Compensation Committee adjusted for: impairment charges related to an investment held by the Company; the loss associated with the Company’s divestiture of the Global Electric Motorcar (GEM) and Taylor-Dunn businesses; adjustments for corporate restructuring, network realignment costs, and supply chain transformation; amortization expense for acquisition-related intangible assets; and adjustments for class action litigation-related expenses. GAAP Net Income for 2021 was $494 million while Adjusted Net income for 2021 was $573 million.

Relative TSR was based upon the 2019 peer group. The Company achieved maximum for revenue, above target for net income, and below target for relative TSR, resulting in a payout above the target payout. The amounts received by the NEOs are summarized in the Option Exercises and Stock Vested in 2021 table on page 55.

2019-2021 PRSU PERFORMANCE METRICS

	Weight of Metric	Threshold	Target	Maximum	Actual Results	Percent of Target Payout Earned (%)
Net Income (in millions)*	50%	$149	$515	$639	$573	74
Revenue (in millions)	25%	$5,162	$7,042	$7,452	$8,198	50
Relative TSR (percentile)	25%	25th	50th	≥90th	33%	16

2021 Restricted Stock Unit Awards

RSUs awarded to our NEOs during 2021 were granted under the Omnibus Plan and generally vest in full on January 27, 2024. In 2021, in connection with the CEO transition, the Compensation Committee approved certain additional retention awards in the form of RSUs to certain NEOs to maintain stability and continuity within the management team. These retention RSUs vest 50% on the first two anniversaries of the grant date for Messrs. Speetzen and Mack and vest in full on the second anniversary of the grant date for Messrs. Pucel and Menneto and Ms. Clark Dougherty. The retention RSUs granted to Messrs. Speetzen and Mack had shorter vesting terms because the shorter vesting terms provided better retention benefits for the CEO and CFO candidates. In addition, on April 30, 2021, in connection with their promotion to CEO and CFO, the Compensation Committee approved an incremental RSU award for Mr. Speetzen and Mr. Mack. These incremental RSU awards vest in full on April 30, 2024. These incremental RSU awards were made to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year. No dividend equivalents are paid on the RSUs.

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In addition to the scheduled vesting, RSUs granted to executives in 2021 vest as follows:

•

Change in Control. Each outstanding RSU will become immediately vested and exercisable in full only if the RSU is not continued, assumed or replaced or if the NEO is terminated without cause or terminates his employment for good reason within one year of the event.

•

Retirement. Each RSU will continue to vest for the full term of the RSU, provided that the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance.

•

Death or Disability. Unvested RSUs will continue to vest for the full term of the RSU after an executive’s death or a qualifying disability.

•

Any Other Termination of Employment. Unvested RSUs are forfeited.

In 2020, the Compensation Committee modified the outstanding 2019 and 2020 RSU agreements to provide for continued vesting upon retirement, death or a qualifying disability. Prior to this change, outstanding RSUs were forfeited upon an NEO’s termination or retirement (other than upon a change in control). The Compensation Committee made this change to bring the program more in line with market practice based upon market data provided by Willis Towers Watson and to align the terms of the various grant agreements.

The number of shares subject to each NEO’s 2021 RSU awards is as follows:

Named Executive Officer	2021 Retention RSUs Granted	2021 RSUs Granted(1)
Michael T. Speetzen	25,561	8,003
Robert P. Mack	12,781	2,690
Kenneth J. Pucel	8,521	5,113
Steven D. Menneto	17,041	2,983
Lucy Clark Dougherty	8,521	2,983
(1)

Includes an incremental RSU award for Mr. Speetzen and Mr. Mack, granted on April 30, 2021, to provide Mr. Speetzen and Mr. Mack total annual long-term incentives reflective of their positions as CEO and CFO, respectively, for the full year.

Other Executive Compensation Arrangements, Policies and Practices

Retirement Benefits

We sponsor a qualified 401(k) Plan in which our NEOs may participate on the same general basis as our employees, and which allows participants to make plan contributions on a pre-tax basis and to which we make Company-matching contributions dollar-for-dollar with employee contributions up to 5% of covered compensation.

We have also adopted a SERP intended to increase contributions limited by the application of the IRS 401(k) annual compensation limit. Additionally, participation in the SERP offsets ESOP contributions generally provided to our non-executive employee population. The SERP provides executives who participate in the 401(k) Plan, including the NEOs, with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the SEP, and PRSU and RSU awards by making contributions to the SERP. Typically, base salary and SEP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP assists executives in accumulating funds on a tax-advantaged basis for retirement and is consistent with observed competitive practices of similarly situated companies.

We do not maintain a defined benefit pension plan or a defined benefit supplemental pension plan for our executive officers or non-executive employee population.

We do, however, provide certain benefits and perquisites to NEOs upon a qualifying retirement. These benefits and perquisites include:

•

Medical insurance coverage or cash equivalent for retirees and their spouses from age 55 to 64 with coverage coinciding with Medicare Part B on and after age 65;

•

Dental insurance coverage for retirees and their spouses at the same coverage level with the same provider as an active employee;

•

Continued annual physical exams at the Mayo Clinic for retirees and their spouses in accordance with the active officer benefit;

•

Continued use of Polaris products in accordance with the active NEO benefits, including related parts, garments and accessories;

•

For SEP participants, a possible prorated payout under the plan based on the time worked during the incentive

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compensation award period payable in accordance with the normal payment schedule; and

•

For vested stock options, an exercise period of 36 months or the full term of the option for options issued after May 2015; for outstanding stock options that have not vested as of the retirement date, the option will immediately vest and remain exercisable for 36 months or the full term of the option for all options issued after May 2015, provided the grant occurred at least 12 months prior to the retirement date and notice of retirement was given to the Company at least one-year in advance.

•

For RSUs, the unvested RSUs will continue to vest, provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the RSU award agreement.

•

For PRSUs, the unvested PRSUs will vest pro-rata on the scheduled vesting date to the extent the performance metrics are achieved and provided the grant occurred at least 12 months prior to the retirement date and other requirements set forth in the PRSU award agreement.

Mr. Pucel is eligible for an additional payment equal to three times his annual base salary upon retirement on or after age 55 plus five years of service. Mr. Pucel received this benefit as part of an inducement to join Polaris and as a substitute to a comparable benefit he received from his prior employer.

To be eligible for full retirement-age benefits, the NEO must have attained the age of at least 65 (or have attained the age of at least 55 and have a minimum of 10 years of service to our Company, or 5 years with respect to Mr. Pucel).

Both Mr. Pucel and Mr. Menneto are retirement eligible.

Perquisites

We provide perquisites and personal benefits to our executive officers in an effort to attract and retain the best talent. These perquisites and personal benefits consist of:

•

Reimbursement of tax preparation, estate planning, and financial planning fees.

•

Supplemental family medical and dental coverage up to $100,000 a year through Ultimate Health, which covers annual expenses not covered under the basic medical and dental benefit plans that are generally available to Company employees, and reimbursement of the cost of annual physicals at the Mayo Clinic for each executive officer and their spouse.

•

We provide NEOs with temporary use of Polaris products. The Company expects its executive officers to use the Company’s products so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. This perquisite is offered to various employees throughout the Company and the only variable is the number of products made available. The value of the temporary use of the products to each employee participating in the program is included as part of the employee’s total compensation, and the Company grosses up the amount so there is no tax impact to any of the participants.

•

Executive officers have access to parts, garments, accessories, and services at no cost because they are required to use appropriate safety equipment. The value of these items is included as part of the executive officer’s compensation and the Company grosses up the amount so there is no tax impact to the executive officer in an effort to encourage them to experience our products.

•

Reimbursement of club entrance/initiation fees and monthly club dues.

We generally prohibit personal use of corporate aircraft by any executive officer unless the Company is reimbursed for the full incremental cost to the Company of such use. Occasionally, however, a guest may accompany an executive officer on business travel on a corporate jet if there is an empty seat, but there is no incremental cost to the Company. Unused tickets from business related sponsorship agreements are from time-to-time made available for personal use. Tickets are included in sponsorship agreements and result in no incremental cost to the Company.

Severance Arrangements

We have entered into severance arrangements with our NEOs, which provide for certain benefits if an executive officer is involuntarily terminated without cause, terminated without cause in connection with a change in control, or if they terminate their employment for good reason following a change in control. The severance arrangements with our NEOs were established as part of the negotiations of their initial employment terms. The severance arrangements are intended to:

•

Allow executive officers to weigh potential transactions focused on shareholder interests and not personal interests;

•

Provide executive officers with a measure of security in the event of an actual or potential change in corporate ownership or control; and

•

Provide executive officers with a bridge to their next professional opportunity.

The severance arrangements are described in more detail beginning on page 57 under the caption entitled “Potential Payments Upon Termination or Change-in-Control.”

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Clawback Policy

In January 2020, the Company revised and adopted its current clawback policy. Under the current policy, all performance-based compensation awarded on or after January 29, 2020 to any of our executive officers subject to Section 16 of the Securities Exchange Act or the Controller is subject to forfeiture and/or recoupment in the event of a financial restatement due to material noncompliance of the Company with financial reporting requirements in which the performance-based compensation awarded would have been lower based upon the restated results or if the Compensation Committee determines that the executive officer has engaged in certain misconduct in accordance with the terms of the policy. Under our prior clawback policy, the Company may require reimbursement or cancellation of cash-based or equity-based incentive compensation awarded after November 1, 2010 to any of our executive officers subject to Section 16 of the Securities Exchange Act if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement, and if the award or payout was predicated upon the achievement of financial results that were restated.

The prior policy in effect for performance-based compensation awarded prior to January 29, 2020 calls for the reimbursement or cancellation of the amount of the award or payout, net of taxes, in excess of what would have been granted or paid based on the actual results unless the Compensation Committee determines in its discretion that a lesser amount to be reimbursed or canceled is appropriate under the circumstances.

Stock Ownership Guidelines

The Compensation Committee believes that an important means of aligning the interests of our executive officers, including our NEOs, with the interests of our shareholders is to ensure that they own significant amounts of our common stock. The Compensation Committee adopted stock ownership guidelines which require executive officers to hold shares with a value equal to or exceeding a multiple of annual base salary as set forth in the table below. Each executive officer is expected to satisfy the stock ownership guidelines within four years following the date he or she becomes an executive officer. Failure to satisfy the stock ownership guidelines limits an executive officer’s ability to sell shares of Polaris stock. Executive officers are prohibited from entering into hedging transactions and are subject to restrictions on pledging Company stock as discussed on page 22.

Shares included in this calculation are those directly or indirectly owned, shares held in the SERP, outstanding PRSU awards at target levels and unvested RSU awards. The following table sets forth the stock ownership guidelines and whether the NEOs are in compliance with the guidelines as of December 31, 2021:

Name	Stock Ownership Guidelines (as a multiple of base salary)	In Compliance With Guidelines?
Michael T. Speetzen	7x	Yes
Robert P. Mack	4x	Yes
Kenneth J. Pucel	4x	Yes
Steven D. Menneto	2x	Yes
Lucy Clark Dougherty	2x	Yes

Compensation Risk Assessment

Management conducts a risk assessment of our employee compensation policies and practices, including those that apply to our executive officers annually. Management reviewed our compensation plans, program design and existing practices as well as global and local compensation policies, programs and practices applicable to all employees. Management then analyzed the likelihood and magnitude of potential risks, focusing on whether any of our compensation policies and practices varied significantly from our overall risk and reward structure, whether any such policies and practices incentivized individuals to take risks that were inconsistent with our goals, and whether any such policies and practices have resulted in establishing an inappropriate balance between short-term and long-term incentive arrangements.

Management discussed the findings of the risk assessment with the Compensation Committee. Based on the assessment, we have concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

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Compensation Committee Report

The Compensation Committee assists the Board in establishing a philosophy and policies regarding executive and director compensation, provides oversight of the administration of our director and executive compensation programs; and administers our equity-based compensation plans, reviews the compensation of directors, Named Executive Officers and senior management, and prepares any report on executive compensation required by the rules and regulations of the SEC or other regulatory body, including this Compensation Committee Report.

In performing its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2022 Annual Meeting of Shareholders and in our Annual Report on Form 10-K for the year ended December 31, 2021.

COMPENSATION COMMITTEE Gary E. Hendrickson, Chair Kevin M. Farr Lawrence D. Kingsley John P. Wiehoff

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Executive Compensation

2021 Summary Compensation Table

The following table shows, for the fiscal years ended December 31, 2019, 2020, and 2021, the annual compensation paid to or earned by our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(1)	Option Awards ($)	(2)	Non-Equity Incentive Plan Compensation ($)	(3)	All Other Compensation ($)	(4)	Total ($)
Michael T. Speetzen Chief Executive Officer	2021	1,030,154	0	5,112,244		2,057,559		1,368,044		190,905		9,758,906
	2020	643,885	0	932,850		925,021		1,100,000		184,985		3,786,741
	2019	624,231	0	1,024,513		875,110		660,000		141,513		3,325,367
Robert P. Mack(5) Chief Financial Officer and Executive Vice President -- Finance & Corporate Development	2021	603,973	0	2,180,932		656,520		691,755		127,519		4,260,699
Kenneth J. Pucel Executive Vice President – Global Operations, Engineering and Lean	2021	717,912	0	2,254,041		1,200,035		794,728		163,477		5,130,192
	2020	688,500	0	1,210,056		1,200,004		956,000		134,512		4,189,072
	2019	670,962	0	1,346,542		1,150,149		705,000		101,100		3,973,753
Steven D. Menneto(5) President – Off-Road	2021	551,520	0	2,731,656		700,023		670,780		140,415		4,794,394
	2020	525,000	0	630,289		625,004		792,000		71,040		2,643,333
Lucy Clark Dougherty(5) Senior Vice President, General Counsel and Corporate Secretary	2021	527,214	0	1,731,664		700,023		468,166		117,765		3,544,832
	2020	501,016	0	705,977		700,019		558,000		56,478		2,521,490
	2019	468,269	0	730,874		625,087		425,000		109,981		2,359,211
(1)

Amounts shown in this column represent the aggregate grant date fair value of PRSUs granted to each of our NEOs, and the grant date fair value of RSU awards granted to each of our NEOs, in the fiscal years indicated. The calculation of the grant date fair value amounts for PRSU awards granted in 2021 assumes target-level performance against the specified PRSU financial goals. Assuming maximum performance with respect to the applicable performance goals, the amounts reported with respect to PRSU awards for 2021 would be $2,166,435 for Mr. Speetzen, $704,867 for Mr. Mack, $1,307,636 for Mr. Pucel, $762,879 for Mr. Menneto, and $762,879 for Ms. Clark Dougherty. The actual value ultimately realized by our NEOs with respect to these PRSU awards will depend on our actual performance against the specified financial goals and the market value of our common stock on the vesting date, and may differ substantially from the grant date fair values shown. The grant date fair value of the time-based RSU awards was computed in accordance with FASB ASC Topic 718, based on the closing market price of our common stock on the grant date. Additional information regarding the 2021 equity awards is set forth below in the Grants of Plan-Based Awards in 2021 table on page 50.

(2)

Amounts shown in this column represent the grant date fair value of stock option awards granted to each of our NEOs in the fiscal years indicated. Grant date fair value is calculated in accordance with the requirements of FASB ASC Topic 718 using the Black-Scholes method. The assumptions used in determining the grant date fair value of the 2021 awards are set forth in Note 4 to the financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)

Amounts shown in this column represent payments under the SEP, and are reported for the year in which the related services were performed and the incentive amounts earned. Additional information about these payments is set forth under the caption “2021 Annual Incentive Compensation” on page 39.

(4)

Amounts shown in this column include Company matching contributions to the 401(k) Plan and SERP, life insurance premiums and the aggregate incremental cost to us of the following perquisites: club dues, financial planning and tax preparation services, Ultimate Health supplemental health and dental coverage, annual physicals, the use of Company products, the receipt of related parts, garments, accessories, services, and related tax gross-ups. These perquisites are described in further detail under the caption “Perquisites” on page 45. Additional detail (including quantification) regarding the components of the amounts shown for 2021 for each of our NEOs is provided in the All Other Compensation Table on page 49.

(5)

Mr. Mack first became a NEO in 2021 and Mr. Menneto first became a NEO in 2020. Ms. Clark Dougherty was previously a NEO in 2018.

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All Other Compensation Table

The following table provides additional information on the amounts reported in the All Other Compensation column of the Summary Compensation Table for 2021.

	M. Speetzen	R. Mack	K. Pucel	S. Menneto	L. Clark Dougherty
401(k) Plan Matching Contributions by Company	$14,500	$14,500	$14,500	$14,500	$14,500
SERP Matching Contributions by Company	92,008	42,449	69,196	52,676	22,396
Life Insurance Policy Premiums	546	546	546	546	546
Ultimate Health Premiums	14,988	11,628	14,988	14,988	14,988
Annual Physicals (Executive and Spouse)	0	500	11,550	16,035	1,852
Financial Planning (Reimbursement)	2.175	15,000	7,680	6,725	10,000
Club Initiation Fees and Monthly Dues (Reimbursement)	3,836	10,010	10,065	0	10,065
Use of Polaris Products(1)	12,014	4,313	6,008	3,805	1,759
Polaris Parts, Garments and Accessories(2)	15,041	8,136	6,038	8,236	14,841
Gross-Up on Perquisites(3)	35,797	20,438	22,907	22,904	26,818
Total	$190,905	$127,519	$163,477	$140,415	$117,765
(1)

The Company expects its executive officers to use the Company’s products so they have a first-hand understanding of our customers’ riding experience and can evaluate product design and efficiency. Each year, the NEOs are provided the use of up to 10-16 Polaris products. In addition, all NEOs are permitted the use of one boat. The products used by our executives are either returned to the Company or purchased from the Company by a third party at a price greater than cost at the end of the defined usage period. We sell any returned products to dealers or through auction at an amount greater than cost of such products to the Company. The amount shown is the imputed value based on the estimated fair market value of the use of the unit (or units) for the period of time that the unit was in the executive’s possession. The program related to boats began in 2019. Under that program, executives are required to hold aluminum boats for three years and fiberglass boats for four years. Accordingly, no boats have yet been returned to the Company under this program.

(2)

The value shown is the cost to the Company for Polaris parts, garments, accessories, and services, including those marketed by Transamerican Auto Parts, provided to each of the NEOs.

(3)

This amount represents tax gross-ups on the use of Polaris products and related parts, garments, and accessories, including those marketed by Transamerican Auto Parts, Ultimate Health Premiums, and executive physicals (excluding spousal physicals).

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Grants of Plan-Based Awards in 2021

The following table summarizes each grant of an equity or non-equity incentive award during 2021 to each of our NEOs. All equity awards were granted under the Omnibus Plan.

Name	Approval and Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)	(4)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Michael T. Speetzen	1/27/21	—	1,236,185	2,472,370
	1/27/21				405	4,048	8,096					517,608
	1/27/21							4,048				475,114
	1/27/21							25,561				3,000,095
	1/27/21									26,604	117.37	950,029
	4/30/21				367	3,673	7,346					565,610
	4/30/21							3,955				553,819
	4/30/21									25,263	140.03	1,107,530
Robert P. Mack	1/27/21	—	603,973	1,207,947
	1/27/21				213	2,131	4,262					272,496
	1/27/21							2,131				250,115
	1/27/21							12,781				1,500,106
	1/27/21									14,002	117.37	500,011
	4/30/21				52	519	1,038					79,937
	4/30/21							559				78,277
	4/30/21									3,570	140.03	156,509
Kenneth J. Pucel	1/27/21	—	717,912	1,435,823
	1/27/21				511	5,113	10,226					653,818
	1/27/21							5,113				600,113
	1/27/21							8,521				1,000,110
	1/27/21									33,605	117.37	1,200,035
Steven D. Menneto	1/27/21	—	551,520	1,103,039
	1/27/21				298	2,983	5,966					381,439
	1/27/21							2,983				350,115
	1/27/21							17,041				2,000,102
	1/27/21									19,603	117.37	700,023
Lucy Clark Dougherty	1/27/21	—	421,771	843,542
	1/27/21				298	2,983	5,966					381,439
	1/27/21							2,983				350,115
	1/27/21							8,521				1,000,110
	1/27/21									19,603	117.37	700,023

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(1)

Amounts in these columns represent potential payouts under the SEP, which is our annual cash incentive plan, based on the achievement of specified financial and other goals. The threshold payouts are 20% of eligible wages and the target payouts range from 80% to 120% of eligible wages among our NEOs. The maximum payouts represent the maximum payout amounts, which for Mr. Speetzen is 240% of eligible wages, for Messrs. Mack, Pucel, and Menneto is 200%, of eligible wages and for Ms. Clark Dougherty is 160% of eligible wages. Under the SEP, the Compensation Committee retains negative discretion to reduce the awards in their absolute discretion and therefore this table does not include a threshold payment amount. See “2021 Annual Incentive Compensation” on page 39. These estimated payout amounts are based on each NEO’s eligible wages for the year in which performance occurs.

(2)

Amounts in these columns for each NEO represent the number of PRSUs that may be earned and vested based on the degree to which the financial goals are attained. The lowest possible payout under the threshold number of units that may be earned is 10% of target, and the maximum number of units that may be earned is 200% of target. The target number of units for each individual is based on a specified dollar amount for that NEO that was converted into stock units at a per unit price of $117.37, the closing market price of a share of common stock at the applicable measurement date for the award, and for Mr. Speetzen and Mr. Mack this number also includes a per share unit price of $140.03, the closing market price of a share of common stock on April 30, 2021, the grant date of their incremental awards. For additional information on the valuation assumptions and more discussion with respect to the valuation of equity awards, refer to Note 4 to the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)

Amounts in this column represent RSUs awarded to the NEOs, which will generally vest in full on January 27, 2024 so long as the NEO remains employed on such date.

(4)

Each amount reported in this column represents the grant date fair value of the applicable award which was determined pursuant to FASB ASC Topic 718. The calculation of the grant date fair value of the PRSU awards discussed in footnote (2) is based partially on a Monte Carlo simulation model for market-based total shareholder return, which accounts for 25% of the award. The actual amounts that will be received by our NEOs with respect to these performance-based awards will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was deemed probable at the date of grant.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information concerning unexercised stock option awards, unvested RSU awards, and unvested PRSU awards for each of the NEOs as of December 31, 2021, not including awards earned but not vested with a performance period ending December 31, 2021.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(11)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(11)
Michael T. Speetzen	12,000			133.50	8/3/2025
	24,500			70.18	1/27/2026
	78,756			89.39	1/25/2027
	28,855			113.01	1/31/2028
	30,621	15,311	(1)	84.58	1/30/2029
	14,041	28,082	(2)	94.54	1/29/2030
		26,604	(3)	117.37	1/27/2031
		25,263	(4)	140.03	4/30/2031
										4,893	(5)	537,790
										7,721	(6)	848,615
						4,893	(8)	537,790
						8,003	(9)	879,610
						25,561	(10)	2,809,410
Robert P. Mack	16,109			89.39	1/25/2027
	17,313			113.01	1/31/2028
	8,312	8,312	(1)	84.58	1/30/2029
	7,589	15,180	(2)	94.54	1/29/2030
		14,002	(3)	117.37	1/27/2031
		3,570	(4)	140.03	4/30/2031
										7,500	(7)	824,325
										2,645	(5)	290,712
										2,650	(6)	291,262
						2,645	(8)	290,712
						2,690	(9)	295,658
						12,781	(10)	1,404,760

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Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(10)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(11)
Kenneth J. Pucel	45,000			154.31	12/1/2024
	26,000			146.63	1/28/2025
	108,000			70.18	1/27/2026
	103,816			89.39	1/25/2027
	44,244			113.01	1/31/2028
	40,245	20,123	(1)	84.58	1/30/2029
	18,215	36,430	(2)	94.54	1/29/2030
		33,605	(3)	117.37	1/27/2031
										6,347	(5)	697,599
										5,113	(6)	561,970
						6,084	(8)	668,692
						4,901	(9)	538,669
						8,521	(10)	936,543
Steven D. Menneto	10,000			125.67	1/29/2024
	8,000			146.63	1/28/2025
	11,542			113.01	1/31/2028
	9,624	4,812(1)		84.58	1/30/2029
	9,487	18,974(2)		94.54	1/29/2030
		19,603(3)		117.37	1/27/2031
										3,306	(5)	363,362
										2,983	(6)	327,862
						3,169	(8)	348,305
						2,983	(9)	327,862
						17,041	(10)	1,872,976
Lucy Clark Dougherty	19,237			113.01	1/31/2028
		10,937	(1)	84.58	1/30/2029
		21,252	(2)	94.54	1/29/2030
		19,603	(3)	117.37	1/27/2031
										3,703	(5)	406,997
										2,983	(6)	327,862
						3,703	(8)	406,997
						2,983	(9)	327,862
						8,521	(10)	936,543

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(1)

Represents a stock option granted on January 30, 2019 under the Omnibus Plan, which generally vested with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.

(2)

Represents a stock option granted on January 29, 2020 under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.

(3)

Represents a stock option granted on January 27, 2021 under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.

(4)

Represents a stock option granted on April 30, 2021 under the Omnibus Plan, which will generally vest with respect to one-third of the shares on each of the first, second, and third anniversaries of the date of grant.

(5)

Represents PRSU awards made on January 29, 2020 under the Omnibus Plan for the three-year performance period beginning January 1, 2020 and ending December 31, 2022 (the 2020 PRSU Grant). Units subject to the 2020 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2023. The amount shown is the target number of units that could be earned and paid out in shares. There is no assurance that the target amount will be the actual amount ultimately paid.

(6)

Represents PRSU awards made on January 27, 2021 (and on April 30, 2021 for the incremental awards granted to Messrs. Speetzen and Mack) under the Omnibus Plan for the three-year performance period beginning January 1, 2021 and ending December 31, 2023 (the 2021 PRSU Grant). Units subject to the 2021 PRSU Grant may be earned and vested after the end of the three-year performance period and prior to March 15, 2024. The amount shown is the target number of units that could be earned and paid out in shares. There is no assurance that the target amount will be the actual amount ultimately paid.

(7)

Represents the outstanding balance of a special PRSU award made on October 16, 2018 under the Omnibus Plan for the performance period ending on December 31, 2023. The units subject to this grant that may be earned and vested (up to 7,500) are based on Polaris Marine’s 2023 net operating profit of $130 million or higher (minimum threshold is $100 million).

(8)

Represents a time-based RSU award granted on January 29, 2020 under the Omnibus Plan that will generally vest with respect to 100% of the units on January 29, 2023. For Mr. Menneto, 137 shares were withheld in December 2020 and for Mr. Pucel, 263 shares were withheld in December 2021 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.

(9)

Represents a time-based RSU award granted on January 27, 2021 (and on April 30, 2021 for the incremental awards granted to Messrs. Speetzen and Mack) under the Omnibus Plan that will generally vest with respect to 100% of the units on January 27, 2024 (and on April 30, 2024 for the incremental awards). For Mr. Pucel, 212 shares were withheld in December 2021 to cover FICA/Medicare tax for grants no longer subject to risk of forfeiture having met the retirement eligibility criteria.

(10)

Represents a time-based RSU award granted on January 27, 2021 under the Omnibus Plan that will vest with respect to 50% of the units for the first and second anniversary of January 27, 2021 for Messrs. Speetzen and Mack and will vest with respect to 100% of the units on January 27, 2023 for Messrs. Pucel and Menneto and Ms. Clark Dougherty.

(11)

These amounts are based upon our stock price of $109.91 on December 31, 2021, the last business day of the year. The actual value realized by our NEOs could be different based upon the eventual stock prices at the time of settlement.

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Option Exercises and Stock Vested in 2021

The following table provides information concerning the aggregate number of stock options exercised, and PRSUs and RSUs that vested for each of our NEOs during, and the aggregate dollar values realized by each of our NEOs upon such event.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	(2)	Value Realized on Vesting ($)	(3)
Michael T. Speetzen	24,500	1,343,090	10,556	(4)	1,192,851
Robert P. Mack	50,910	1,977,045	8,420	(4)	963,091
Kenneth J. Pucel	0	0	14,601	(4)	1,652,609
Steven D. Menneto	16,109	651,813	3,548	(4)	401,774
Lucy Clark Dougherty	32,497	1,522,343	15,763	(4)	1,811,415
(1)

Amounts shown in this column are based on the difference between the fair market value of a share of our common stock on the date of exercise and the exercise price.

(2)

Amounts shown in this column include time-based RSUs that vested in 2021 and shares that were issuable to our NEOs in settlement of PRSUs that were earned as of December 31, 2021 for the 2019-2021 performance period.

(3)

Amounts shown in this column are based on fair market value of a share of our common stock on the applicable vesting date and include the 2019-2021 PRSUs that were earned as of December 31, 2021 but vested on January 26, 2022, upon the Compensation Committee’s certification that the applicable performance goals had been satisfied.

(4)

This amount represents RSUs that vested January 31, 2021 valued at $116.67 per share in the following amounts: for Mr. Speetzen, 3,319 RSUs; Mr. Mack, 1,991 RSUs; Mr. Pucel, 5,089 RSUs; Mr. Menneto, 1,273 RSUs; and Ms. Clark Dougherty, 2,213 RSUs; PRSUs that vested on January 26, 2022 valued at $111.32 per share in the following amounts: for Mr. Speetzen, 7,237 PRSUs; Mr. Mack, 3,929 PRSUs; Mr. Pucel, 9,512 PRSUs; Mr. Menneto, 2,275 PRSUs; and Ms. Clark Dougherty, 5,169 PRSUs; a time-based hiring grant of 8,381 RSUs that vested January 29, 2021 valued at $116.67 per share for Ms. Clark Dougherty and a grant of 2,500 PRSUs related to Polaris Marine’s performance that vested on January 27, 2021 valued at $117.37 per share for Mr. Mack. Mr. Speetzen elected to defer receipt of 100% of the RSU settlement shares, with an equivalent number of deferred stock units then credited to the Company stock fund in his SERP account, the terms of which are discussed below under Nonqualified Deferred Compensation in 2021.

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Nonqualified Deferred Compensation in 2021

We sponsor a 401(k) Plan that allows employees to make plan contributions on a pre-tax basis. Employees are automatically enrolled at 5% of covered compensation and can affirmatively elect to contribute 0-50% of covered compensation into the 401(k) Plan. We match employee contributions dollar-for-dollar up to 5% of base salary and SEP deferrals. Although NEOs are eligible to participate in the 401(k) Plan, the application of the annual compensation limit under Section 401(a)(17) of the Code significantly limits NEOs’ contributions under the 401(k) Plan. The SERP provides executives who participate in the 401(k) Plan with the opportunity to defer up to 100% of their base salary, up to 100% of amounts payable under the SEP, and PRSUs and RSUs, into the SERP. Typically, base salary and SEP deferral contributions are matched by the Company as if they had been made under the 401(k) Plan on a dollar-for-dollar basis up to 5% of covered compensation. The SERP is intended solely to increase contributions limited because of the application of the annual compensation limit under Section 401(a)(17) of the Code to the 401(k) Plan.

The following table sets forth information regarding the contributions by each NEO and the Company to the SERP, as well as information regarding earnings, aggregate withdrawals and distributions and balances under the SERP, for each NEO as of and for the fiscal year ended December 31, 2021.

Name	Executive Contributions in Last FY ($)	(1)	Company Contributions in Last FY ($)	(2)	Aggregate Earnings in Last FY ($)	(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)	(4)
Michael T. Speetzen	496,059		92,008		113,517		0	1,301,579
Robert P. Mack	87,148		42,449		138,503		0	1,012,978
Kenneth J. Pucel	83,696		69,196		218,020		0	1,901,743
Steven D. Menneto	67,176		52,676		250,578		0	2,494,673
Lucy Clark Dougherty	26,361		22,396		4,178		0	52,935
(1)

These amounts represent elective contributions into the SERP during 2021 of a portion of base salary earned during 2021 and a portion of incentive compensation earned in 2020 and payable during 2021 under the SEP and/or pursuant to the PRSU awards to each of the NEOs. The amount of any base salary deferred is included in the amount reported in the 2021 Salary column of the Summary Compensation Table and the amount of any annual incentive deferred is included in the amount reported in the 2021 “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amount of any PRSU settlement that is deferred does not necessarily correspond to the grant date fair value of that PRSU award reported in the Summary Compensation Table in the year the award was granted. Deferrals related to amounts otherwise payable in 2022 (even if considered earned in 2021) will be shown as executive contributions for 2022.

(2)

These amounts represent Company matching contributions to the SERP during 2021. The amount in this column for each NEO is included in the “All Other Compensation” column of the Summary Compensation Table for 2021.

(3)

These amounts represent earnings during 2021 credited to the respective NEOs’ SERP accounts. None of these amounts are included in compensation reported in the Summary Compensation Table because none of the earnings are considered to be “above market.”

(4)

Of the aggregate balances shown, the following amounts were previously reported as salary, annual incentive compensation, LTIP award compensation or all other compensation in Summary Compensation Tables covering fiscal years prior to 2021: Mr. Speetzen, $443,834; Mr. Pucel, $1,283,588; and Mr. Menneto, $65,750.

PRSUs and RSUs deferred into the SERP are held by the Company for 6 months and one day, at which time shares in settlement of the PRSUs and RSUs are paid to the participant in their SERP account. The shares can be sold, with proceeds invested in the investment options available under the SERP. The SERP account of each NEO is deemed to be invested in the fund(s) designated by the NEO. For this purpose, the NEOs may choose among the same funds that are available to our employees generally under the 401(k) Plan or self-direct any portion of their investments. Deemed investment earnings and losses are applied to each NEO’s SERP account based upon the performance of the applicable investment fund. At December 31, 2021, accounts of the NEOs were invested in the following funds:

American Funds EuroPacific Growth Fund® Class R-6	Vanguard Institutional Index Fund Institutional Plus Shares
American Funds EuroPacific Growth Fund® Class R-7	Vanguard Institutional Target Retirement 2030 Fund Institutional Shares
Fidelity® Investments Money Market Treasury Only - Institutional Class	Vanguard Institutional Target Retirement 2035 Fund Institutional Shares
Metropolitan West Total Return Bond Fund Plan Class	Vanguard Mid-Cap Index Fund Institutional Shares
PIMCO International Bond Fund (Unhedged) Institutional Class	Vanguard Small-Cap Index Fund Institutional Shares
Polaris Stock Fund	Vanguard Total Bond Market Index Fund Institutional Shares
T. Rowe Price International Discovery Fund I Class

The return on these funds ranged from -6.99% to 28.69% in 2021. Under the SERP, NEOs may elect to receive distributions (i) 6 months following separation of service or one year after separation of service; (ii) upon the attainment of a certain age, designated by the NEO, between 59 ½ to 70 ½, provided that the NEO will not attain the designated age for at least 3 years after his election; or (iii) the earlier or later of (i) or (ii). NEOs may elect to receive the distribution in a lump sum or in monthly, quarterly or annual installments over a period not to exceed 10 years. If the installment method is elected, the NEO’s account will continue to be credited with a prorated amount of deemed investment earnings during the period.

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Potential Payments Upon Termination or Change In Control

Our NEOs are eligible to receive certain payments and benefits in the event of termination of their employment, including following a change in control pursuant to severance arrangements and equity award agreements with the Company.

Severance Arrangements with Named Executive Officers

We have entered into severance arrangements with our NEOs, which provide certain benefits to the NEOs upon their termination of employment under certain circumstances, including following a “change in control.” For this purpose, a “change in control” is deemed to occur if:

•

There is a substantial change in the composition of the Board which causes at least one-half of the Board to consist of new directors that were not nominated by the Company; or

•

A third party acquires ownership of 35% or more of our common stock, unless such acquisition is approved by the Board of Directors; or

•

We engage in certain extraordinary corporate events (such as a liquidation, dissolution, reorganization, merger or sale of all or substantially all of our assets), unless we are the surviving entity after such transaction or at least one-half of our Board members continue to serve as directors of the surviving entity after such transaction, as applicable.

Under the severance arrangements, a NEO will be considered to have been terminated without cause if they are terminated other than for willful and continued nonperformance, conviction of a felony or other misconduct or detrimental actions as specified in the applicable agreement. A NEO will be considered to have terminated their employment for good reason if they terminate employment due to a material reduction in title, authority, responsibilities or base compensation, a material change in the location of their principal place of employment or nonperformance by the Company of any material obligations owed to them, all as specified in the applicable agreement.

Severance Agreements with NEOs

Change in Control Related Payments

We have entered into severance agreements with our NEOs which provide that if upon or within 24 months after a change in control, any of such NEOs terminates employment for good reason or if their employment is terminated by the Company without cause, then the NEO will be entitled to:

•

A lump sum cash payment equal to 200% of (or 2x) the average annual cash compensation (including base salary and cash incentives under the SEP) for the three fiscal years (or lesser number of fiscal years if employed for a shorter duration) immediately preceding such termination; and

•

Any earned but unpaid cash incentive awards under the SEP for the preceding fiscal year.

For all NEOs, no cash incentive award will be paid for any part of the fiscal year in which the termination occurs.

Non-Change in Control Termination Related Payments

Under the severance agreements, a non-change in control termination is deemed to occur if the NEO is terminated by the Company without cause other than in connection with a change in control. In the event of a non-change in control termination, the NEO will be entitled to:

•

The sum of (i) 100% of (or 1x) his annual base salary as of the termination date plus (ii) the amount of the cash incentive award under the SEP that was paid to the NEO for the fiscal year immediately preceding the fiscal year in which the termination takes place.

•

Any earned but unpaid cash incentive award under the SEP for the preceding fiscal year.

•

Eligibility for retirement benefits for officers upon attainment of age and service criteria, which are discussed under the caption “Retirement Benefits” on page 44;

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•

If the NEO elects to receive benefits under the Consolidated Omnibus Reconciliation Act (COBRA), payment for the premiums for coverage of the NEO, his spouse and/or dependents under our group health plans pursuant to COBRA for a one-year period;

•

Reasonable executive outplacement services; and

•

The release of restrictions on all outstanding RSU and PRSU awards for which the performance goal has been met and the performance period has expired.

As a condition to receiving payments and benefits under the severance agreement, the NEOs must execute a general waiver and release of any claims against the Company.

The amounts payable to each NEO under the severance agreements and stock option, RSU, and PRSU awards are quantified in the tables appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 60.

Equity Award Treatment Upon Termination

The stock option award agreements for the NEOs provide for full, accelerated vesting of options if employment is terminated due to death or disability or after retirement age. Stock options granted to the NEOs provide for full, accelerated vesting in the event of a change in control only if the options are not continued, assumed or replaced or if they experience a termination of employment without cause or for good reason within one year. The PRSU award agreements for the NEOs provide that a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date if an executive retires, provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and a pro-rata portion of the earned PRSUs will vest on the scheduled vesting date upon death or a qualifying disability. In connection with a change in control, the PRSU award agreements for the NEOs provide for pro-rata accelerated vesting only if the PRSU awards are not continued, assumed or replaced or if an NEO experiences a termination of employment within one year without cause or for good reason. In addition, if an NEO is terminated by the Company without cause or terminates their employment for good reason other than in connection with a change in control, they will be entitled to have vest, at the end of the performance period, a pro rata portion of the units that would otherwise be deemed to have been earned during the performance period. The prorated portion of the earned payout is based on the amount of the performance period that has elapsed as of the date of termination following the change in control. The balance of the award is forfeited. The RSU award agreements for the NEOs provide that the RSUs will continue to vest for the full term of the RSUs if an executive retires (for Mr. Pucel, the RSU agreement provides that the RSU will immediately vest if Mr. Pucel retires), provided the grant occurred at least 12 months prior to the retirement date and notice was given at least one year in advance, and the RSUs will continue to vest for the full term of the RSUs upon death or a qualifying disability. Time-based RSU awards are subject to accelerated vesting in the event of a change in control only if the awards are not continued or if the NEO is terminated within one year without cause or for good reason.

Under the equity award agreements, a NEO will be considered to have been terminated without cause or to have terminated his employment for good reason under the same circumstances as described above in connection with the NEOs’ severance arrangements.

The amounts payable to each NEO under the equity award agreements are quantified in the table appearing under the caption “Potential Payments to Our Named Executive Officers Upon Termination” on page 60.

Non-Compete and Non-Solicitation Agreements

The NEOs were required to enter into non-competition agreements as a condition to the receipt of certain equity grants, under which they agree to not engage in competitive activities or soliciting employees for a period of eighteen months following their termination of employment.

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Potential Payments to Our Named Executive Officers Upon Termination

The following tables quantify the amounts and benefits payable to the NEOs upon termination under various scenarios. In calculating the payments set forth in such tables, we have assumed that (i) the date of termination was December 31, 2021, the last business day of fiscal year 2021, and (ii) the stock price was $109.91 per share, the closing market price of our common stock on such date. The tables do not reflect payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination, including:

•

Earned but unpaid base salary through the date of termination;

•

Accrued but unused vacation pay through the date of termination;

•

Company matching contributions to the 401(k) Plan in an amount which takes into account the final payouts for base salary, incentive awards under the SEP, if any, and accrued vacation;

•

Distributions of plan balances under the Polaris 401(k) Plan; and

•

A life insurance benefit equal to two times base salary up to a maximum of $650,000, payable in the event of termination upon death.

The tables also do not reflect amounts attributable to vested, non-forfeitable equity-based awards (see Outstanding Equity Awards at 2021 Fiscal Year-End on page 52), or distributions of plan balances under the SERP (see Nonqualified Deferred Compensation in 2021 on page 56). In addition, the tables do not reflect any applicable tax withholdings or other deductions by the Company from the amounts otherwise payable to the NEOs upon termination of employment. To the extent applicable, the present value of the payments presented in the tables below was calculated using a discount rate of 5%.

We provide a number of lifetime benefits and perquisites to our NEOs upon retirement or receipt of early retirement benefits. For purposes of quantifying the value of such benefits and perquisites in the tables below, we have used an average life expectancy age of 78 for such individuals. The costs of medical and dental coverage are based on current annual premiums multiplied by the number of years between the executive officer’s age and 78 for those that receive it until then. Company parts, garments and accessories coverage is based on the average spent for the NEOs in 2021, based upon grade level, multiplied by the number of years between the executive officer’s age and 78 (for those who receive it).

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Potential Payments to Our Named Executive Officers

	Without Cause Termination (not in connection with a Change in Control) ($)	Without Cause or With Good Reason Termination (Change in Control) ($)	Change in Control (awards continued or assumed, no Termination) ($)	Death or Disability ($)	Retirement ($)
Michael T. Speetzen
Cash Compensation	2,078,284	2,835,154	0	0	0
Annual Cash Incentives (SEP)(1)	0	0	0	1,356,714	0
PRSUs(2)	1,283,830	1,283,830	0	1,283,830	0
Stock Options(3)	0	819,448	0	819,448	0
RSUs(4)	0	4,795,373	0	4,795,373	0
Medical and Dental Insurance	20,149	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Total	3,382,263	9,733,805	0	8,255,365	0
Robert P. Mack
Cash Compensation	1,080,513	1,786,503	0		0
Annual Cash Incentives (SEP)(1)	0	0	0	663,062	0
PRSUs(2)	1,089,977	1,089,977	0	1,089,977	0
Stock Options(3)	0	443,860	0	443,860	0
RSUs(4)	0	2,299,757	0	2,299,757	0
Medical and Dental Insurance	20,149	0	0		0
Polaris Parts, Garments and Accessories	0	0	0		0
Total	2,190,639	5,620,097	0	4,496,656	0
Kenneth J. Pucel
Cash Compensation	1,634,398	2,871,846	0	0	2,169,000
Annual Cash Incentives (SEP)(1)	0	0	0	788,147	788,147
PRSUs(2)	1,518,019	1,518,019	0	1,518,019	1,518,019
Stock Options(3)	1,069,645	1,069,645	0	1,069,645	1,069,645
RSUs(4)	2,860,187	2,860,187	0	2,860,187	2,860,187
Medical and Dental Insurance	20,149	0	0	0	245,130
Polaris Parts, Garments and Accessories	0	0	0	0	89,408
Total	7,102,397	8,319,697	0	6,235,998	8,739,536
Steven D. Menneto
Cash Compensation	1,316,084	1,753,257	0	0	0
Annual Cash Incentives (SEP)(1)	0	0	0	605,477	605,477
PRSUs(2)	536,776	536,776	0	536,776	536,776
Stock Options(3)	413,518	413,518	0	413,518	413,518
RSUs(4)	2,720,383	2,720,383	0	2,720,383	2,720,383
Medical and Dental Insurance	20,149	0	0	0	242,657
Polaris Parts, Garments and Accessories	0	0	0	0	105,112
Total	5,006,911	5,423,934	0	4,276,154	4,623,923
Lucy Clark Dougherty
Cash Compensation	1,060,071	1,799,344	0	0	0
Annual Cash Incentives (SEP)(1)	0	0	0	464,289	0
PRSUs(2)	848,110	848,110	0	848,110	0
Stock Options(3)	0	603,677	0	603,677	0
RSUs(4)	0	2,077,519	0	2,077,519	0
Medical and Dental Insurance	20,149	0	0	0	0
Polaris Parts, Garments and Accessories	0	0	0	0	0
Total	1,928,330	5,328,651	0	3,993,595	0

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(1)

This amount reflects the pro rata target cash incentive award adjusted for Company performance earned under the SEP by our NEOs for work performed in the fiscal year in which the termination occurs.

(2)

The amounts reflected for our NEOs represent the pro rata target payout for the 2019, 2020, and 2021 PRSU awards and assumes the payments would be made by March 2022, March 2023 and March 2024, respectively. For Mr. Mack, the amount also includes the 2018 PRSU award tied to 2023 Polaris Marine’s performance. The PRSU awards are accelerated and vest upon a Change in Control only if the award is not continued or the recipient is terminated by the Company without cause or terminates his or her employment for good reason.

(3)

Represents the in-the-money value of unvested and accelerated stock options.

(4)

Represents unvested and accelerated RSUs.

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Pay Ratio Disclosure

As a result of rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act), beginning for fiscal years starting January 1, 2017, the SEC requires disclosure of the ratio of the median employee’s annual total compensation to that of our CEO. The Company’s CEO for 2021 was Mr. Speetzen.

As of October 1, 2019, when we identified the median employee, our employee population, including all full-time, part-time, seasonal and temporary workers, consisted of approximately 14,000 individuals, of which 9,449 or approximately 68% were working in the United States, 4,460 or approximately 32% were working outside of the United States and 4,268 or approximately 31% were salaried. Given the logistical difficulties and significant difference in the composition of total compensation in our operations in India, China, Japan and Vietnam, we elected to exclude all of our employees in India (132 employees), China (130 employees), Japan (6 employees), and Vietnam (51 employees) from our determination of the median employee. This meant that we excluded a total of 319 employees, or 2.3% of our total employee population, from the calculation. The median employee was selected from an adjusted employee population of approximately 13,590 full-time, part-time, seasonal and temporary workers, consisting of 9,449 employees in the United States and 4,141 employees located outside of the United States.

The median employee was identified using gross wages including overtime, vacation, jury duty, and sick time paid during the nine-month period from January 1, 2019 to October 1, 2019, and excluded any variable compensation such as equity awards, bonuses, commissions, and allowances for items such as cell phones and cars for employees which are not widely distributed throughout the employee population. Wages paid in foreign currencies were converted into U.S. dollars using the exchange rate as of October 1, 2019.

For purposes of this disclosure, we used the same median employee that we identified for purposes of our 2020 and 2021 proxy statements because there has been no change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

The 2021 annual total compensation for the median employee was calculated using the same methodology used for our NEOs as set forth on the 2021 Summary Compensation Table on page 48. This resulted in the median employee’s annual total compensation in 2021 as shown below.

Annual Total Compensation of Median Employee	$63,188
Annual Total Compensation of CEO (Mr. Speetzen)	$9,758,906

Based on this information for fiscal year 2021, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was approximately 154:1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

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Equity Compensation Plan Information

Our shareholders have approved our 1995 Stock Option Plan, Employee Stock Purchase Plan, Deferred Compensation Plan for Directors, and the Omnibus Plan. Awards may currently be made only under the Omnibus Plan and the Employee Stock Purchase Plan.

We do not have any equity compensation plans outstanding that have not been approved by shareholders.

The following table sets forth certain information as of December 31, 2021, with respect to compensation plans under which shares of our common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,724,025	(1)(2)	$104.29	(3)	7,501,876	(4)
Equity compensation plans not approved by security holders	None		N/A		None
Total	4,724,025		$104.29		7,501,876
(1)

Includes 3,279,701 shares issuable upon exercise of outstanding stock options, 860,710 shares issuable upon settlement of outstanding RSUs, 398,586 shares issuable upon settlement of outstanding PRSUs, 105,059 shares issuable upon settlement of deferred stock units and accompanying dividend equivalent units issued under the Omnibus Plan to non-employee directors and 79,969 shares issuable upon settlement of CSEs awarded to non-employee directors under the Deferred Compensation Plan for Directors. The actual number of PRSUs to be issued depends on our financial performance over a period of time. [This number may overstate potential dilution due to performance awards being reported based upon potential maximum achievement.]

(2)

The weighted average remaining contractual life of outstanding options was 5.74 years as of December 31, 2021. Unvested stock options and PRSUs do not receive dividend equivalents.

(3)

Reflects the weighted-average exercise price of outstanding options. There is no exercise price for outstanding deferred stock units, RSUs, CSEs or PRSUs.

(4)

A total of 6,003,240 shares were available under the Omnibus Plan (the Omnibus Plan pool is decreased by three shares for every one share subject to a full-value award), which shares may be issued other than upon the exercise of an option, warrant or right, and a total of 1,498,636 shares were available under the Employee Stock Purchase Plan.

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Proposal 2 —

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (EY) as our independent registered public accounting firm for fiscal 2022, and the Board is asking shareholders to ratify that selection. Although current law, rules and regulations, as well as the Audit Committee Charter require our independent registered public accounting firm to be engaged, retained, and supervised by the Audit Committee, the Board considers the selection of an independent registered public accounting firm to be an important matter of shareholder concern and considers a proposal for shareholders to ratify such selection to be an opportunity for shareholders to provide direct feedback to the Board on a significant issue of corporate governance.

If the selection of EY as our independent registered public accounting firm for fiscal 2022 is not ratified by our shareholders, the Audit Committee will review its future selection of an independent registered public accounting firm in the light of that vote result.

Representatives of EY will be present at the virtual Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

The Board, upon recommendation of the Audit Committee, unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022.

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Audit Committee Report

The Audit Committee reports to and acts on behalf of the Board by providing oversight of (1) the integrity of our financial statements, (2) the effectiveness of the Company’s internal controls over financial reporting, (3) our compliance with legal and regulatory requirements, (4) the independent registered public accounting firm’s performance, qualifications and independence and (5) the responsibilities, performance, budget and staffing of our internal audit function. The Audit Committee is comprised of five directors, all of whom meet the standards of independence adopted by the SEC and the NYSE.

In performing the Audit Committee oversight responsibilities, we have reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with representatives of EY, our independent registered public accounting firm. The Audit Committee also reviewed, and discussed with management and representatives of EY, management’s assessment and report and EY’s report and attestation on the effectiveness of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee has received from our independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the audit committee concerning independence, and the Audit Committee has discussed the independence of EY with representatives of such firm. The Audit Committee is satisfied that the non-audit services provided to us by the independent registered public accounting firm are compatible with maintaining their independence.

Management is responsible for our system of internal controls and the financial reporting process. EY is responsible for performing an audit of the consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the reviews and discussions referred to in this Report, the Audit Committee recommends to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

AUDIT COMMITTEE

Kevin M. Farr, Chair
George W. Bilicic
Gwenne A. Henricks
Darryl R. Jackson
Gwynne E. Shotwell

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Fees Paid to Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by EY for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2020 and December 31, 2021, and fees for other services rendered by EY.

	Fiscal 2020	Fiscal 2021
Audit Fees(1)	$2,901,500	$2,860,400
Audit-Related Fees(2)	$72,000	$75,700
Tax Fees(3)	$150,300	$358,100
All Other Fees	$0	$0
(1)

These fees include amounts for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory audits at certain foreign subsidiaries, the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)

These fees represent amounts reasonably related to the performance of the audit or review of the consolidated financial statements that are not reported under the Audit Fees category such as the audit of employee benefit plans, the issuance of certain industry reports, and access to certain research tools.

(3)

These fees were primarily related to tax planning and compliance services, including assistance related to certain foreign subsidiaries.

Audit Committee Pre-Approval Requirements

The Audit Committee’s charter provides that it has the sole authority to review in advance and grant any pre-approvals of (i) all auditing services to be provided by the independent registered public accounting firm, (ii) all significant non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act and the PCAOB and (iii) all fees and the terms of engagement with respect to such services. All audit and non-audit services performed by EY during fiscal 2021 were pre-approved pursuant to the procedures outlined above.

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Proposal 3 —

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

As required pursuant to Section 14A of the Securities Exchange Act, we are providing our shareholders with the opportunity to vote to approve the compensation of our Named Executive Officers (NEOs) as disclosed in this Proxy Statement. As described in the Compensation Discussion and Analysis (CD&A), our executive compensation philosophy and programs align executive compensation decisions with our desired business direction, strategy and performance. The primary objectives and priorities of the compensation program include:

•

Emphasizing variable compensation that is tied to our financial and stock price performance to generate and reward superior individual and collective performance;

•

Linking executives’ incentive goals with the interests of our shareholders, providing equity-based forms of compensation and establishing specific stock ownership guidelines for key management employees;

•

Supporting and rewarding executives for consistent performance over time and achievement of our long-term strategic goals; and

•

Attracting and retaining highly qualified executives whose abilities are critical to our success and competitive advantages.

At the 2017 Annual Meeting, shareholders voted to hold an advisory “Say-on-Pay” vote on an annual basis. As such, our shareholders have a right to cast an advisory vote on our executive compensation program at the Annual Meeting. As a result, we are presenting this proposal, which gives you, as a shareholder, the opportunity to vote on the following resolution:

“RESOLVED, that the shareholders approve the compensation of Polaris Inc. NEOs, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in this Proxy Statement.”

The Board urges shareholders to endorse the compensation programs for our NEOs by voting “FOR” the resolution.

As discussed in the CD&A contained in this Proxy Statement, the Compensation Committee of the Board believes that the executive compensation provided for 2021 is reasonable and consistent with our pay for performance philosophy. Compensation for the year is established in January and is guided by the prior year performance as well as projections for the forthcoming year. In deciding how to vote on this proposal, the Board advises you to consider our pay for performance philosophy coupled with the factors related to the compensation of our NEOs in fiscal 2021, each of which is discussed in the CD&A.

Because your vote is advisory, it will not be binding on the Board and will not overrule any decision by the Board or require the Board to take any action. However, the Board and the Compensation Committee will carefully review the voting results. To the extent there is any significant negative vote on this proposal, we may consult directly with shareholders to better understand the concerns that influenced the vote. The Board and the Compensation Committee would consider constructive feedback obtained through this process in making future decisions about executive compensation programs.

We currently hold an advisory vote to approve named executive officer compensation every year. The next such advisory vote is expected to occur at our 2023 Annual Meeting. The Company anticipates seeking another advisory vote on the frequency of the advisory vote on executive compensation at the 2023 Annual Meeting.

The Board, upon recommendation of the Compensation Committee, unanimously recommends a vote FOR approval of the compensation of our Named Executive Officers.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 18, 2022 by each person known to us who then beneficially owned more than 5% of the outstanding shares of our common stock, each director, each nominee for director, each NEO and all current executive officers and directors as a group. As of February 18, 2022, there were 59,752,002 shares of common stock outstanding. Except as otherwise indicated, the named beneficial owner has sole voting and investment powers with respect to the shares held by such beneficial owner. The table also includes information with respect to CSEs and deferred stock units credited as of February 18, 2022 to the accounts of each director as described in this Proxy Statement under the heading “Director Compensation” on page 28.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class	Common Stock Equivalents	(8)	Deferred Stock Units	(9)
The Vanguard Group(1)	6,169,864	10.3%
BlackRock, Inc.(2)	4,790,490	8.0%
State Street Corporation(3)	3,603,635	6.0%
Boston Partners(4)	3,325,919	5.6%
Polaris Inc. Employee Stock Ownership Plan(5)	2,998,705	5.0%
Michael T. Speetzen(6) Chief Executive Officer	249,605	*
Robert P. Mack(6) Chief Financial Officer	81,589	*
Kenneth J. Pucel(6) Executive Vice President – Global Operations, Engineering & Lean	469,895	*
Steven D. Menneto(6)(7) President – Off-Road	79,267	*
Lucy Clark Dougherty(6) Senior Vice President, General Counsel and Corporate Secretary	30,226	*
George W. Bilicic Director	4,028	*	5,109		5,774
Kevin M. Farr Director	3,225	*	144		11,238
Gary E. Hendrickson Director	5,000	*	12,192		16,579
Gwenne A. Henricks Director	1,200	*	7,417		8,990
Darryl R. Jackson Director	0	*	0		0
Bernd F. Kessler Director	0	*	15,923		19,802
Lawrence D. Kingsley Director	10,075	*	4,611		8,990
Gwynne E. Shotwell Director	0	*	3,364		4,413
John P. Wiehoff Director	0	*	33,193		29,273
All directors and current executive officers as a group (18 persons)(6)	1,317,916	2.2%	81,953		105,059
*

 Indicates ownership of less than 1%.

(1)

The address for The Vanguard Group and its subsidiaries (collectively, “Vanguard”) is 100 Vanguard Boulevard, Malvern, PA 19355. Vanguard has shared voting power with respect to 33,089 shares, sole dispositive power with respect to 6,090,625 shares and shared dispositive power with respect to 79,239 shares. This information was reported on a Schedule 13G/A filed by Vanguard with the SEC on February 10, 2022, and is as of December 31, 2021.

(2)

The address for BlackRock, Inc. and its affiliates (collectively, “BlackRock”) is 55 East 52nd Street, New York, NY 10055. BlackRock, an investment advisor, has sole voting power with respect to 4,673,649 shares, and sole dispositive power with respect to 4,790,490 shares. This information was reported on a Schedule 13G/A filed by BlackRock with the SEC on February 1, 2022, and is as of December 31, 2021.

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(3)

The address for State Street Corporation and its subsidiaries (collectively, “State Street”) is State Street Financial Center, 1 Lincoln Street, Boston, MA 02111. State Street has shared voting power with respect to 3,497,747 shares, and shared dispositive power with respect to 3,603,635 shares. This information was reported on a Schedule 13G filed by State Street with the SEC on February 11, 2022, and is as of December 31, 2021.

(4)

The address for Boston Partners is One Beacon Street, 30th FL, Boston, MA 02108. Boston Partners has sole voting power with respect to 2,706,496 shares, shared voting power with respect to 2,323 shares, and sole dispositive power with respect to 3,325,919 shares. This information was reported on a Schedule 13G filed by Boston Partners with the SEC on February 11, 2022, and is as of December 31, 2021.

(5)

The address for the ESOP is 2100 Highway 55, Medina, MN 55340. The ESOP has shared voting and shared dispositive power with respect to 2,998,705 shares. This information was reported on a Schedule 13G/A filed by the ESOP with the SEC on February 14, 2022, and is as of December 31, 2021.

(6)

Includes shares which could be purchased by the individual person upon the exercise of vested options within 60 days after February 18, 2022: Mr. Speetzen, 226,993 shares; Mr. Mack, 69,893 shares; Mr. Pucel, 435,060 shares, Mr. Menneto, 69,487 shares; and Ms. Clark Doughtery, 25,772 shares; and all executive officers combined, 1,188,880 shares.

(7)

Includes 7,901 shares held by Mr. Menneto in the ESOP.

(8)

Represents the number of CSEs credited as of February 18, 2022 to the accounts of each non-employee director and the accompanying dividend equivalent units, as maintained by us under the Polaris Inc. Deferred Compensation Plan for Directors. A director will receive one share of common stock for every CSE and dividend equivalent unit held by that director upon his or her termination of service as a member of the Board or upon a change of control of our Company or such later date as elected by the Director.

(9)

Represents the number of deferred stock units awarded to each of the non-employee directors under the Omnibus Plan and the accompanying dividend equivalent units. A director will receive one share of common stock for every deferred stock unit and dividend equivalent unit upon his or her termination of service as a director or upon a change in control of our Company.

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Questions and Answers about the Annual Meeting and Voting

Q:

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of the proxy materials?

A:

“Notice and Access” rules adopted by the SEC permit us to furnish proxy materials, including this Proxy Statement and our Annual Report for 2021, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to most of our shareholders, will instruct how you may access and review all the proxy materials on the Internet. The Notice also instructs how you may submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Q:

Who can vote?

A:

You can vote if you were a shareholder at the close of business on the record date of March 7, 2022. There were a total of 59,476,826 shares of our common stock outstanding on March 7, 2022. Polaris is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments. The proxy materials were first made available to you beginning on or about March 17, 2022. This Proxy Statement summarizes the information you need to vote at the Annual Meeting.

Q:

What constitutes a quorum to conduct business at the Annual Meeting?

A:

A majority of the outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. As of the record date, 59,476,826 shares of our common stock were issued and outstanding. A majority of those shares, or 29,738,414 shares of our common stock, will constitute a quorum. If you submit a valid proxy or join the virtual Annual Meeting, your shares will be counted to determine whether there is a quorum. A properly executed proxy marked “ABSTAIN” with respect to a proposal will be counted for purposes of determining whether there is a quorum and will be considered present online or by proxy and entitled to vote on that proposal, but will not be deemed to have been cast or voted in favor of such proposal.

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Q:

What am I voting on, what vote is required to approve each proposal and how does the Board recommend I vote?

A:

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation	Broker Discretionary Voting Allowed(1)	Impact of Abstention
Proposal 1 – Elect three Class I directors for three-year terms ending in 2025	Majority of votes cast (votes cast “For” must exceed votes cast “Against”(2))	FOR, AGAINST, ABSTAIN	FOR	No	None
Proposal 2 – Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022	Majority of votes present in person (i.e., online) or by proxy and entitled to vote on this item(3)	FOR, AGAINST, ABSTAIN	FOR	Yes	AGAINST
Proposal 3 – Advisory vote to approve the compensation of our Named Executive Officers	We will consider our shareholders to have approved the compensation of our Named Executive Officers if there are more votes cast “For” the proposal than “Against”(4)	FOR, AGAINST, ABSTAIN	FOR	No	None
(1)

If you are a beneficial owner and do not provide your broker with specific voting instructions, under the rules of the NYSE, your broker may generally vote on routine matters but cannot vote on non-routine matters. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. If a broker returns a “non-vote” proxy indicating a lack of authority to vote on a proposal, then the shares covered by such a “non-vote” proxy will be deemed present at the meeting for purposes of determining a quorum, but not present for purposes of calculating the vote with respect to that particular proposal. Broker non-votes will generally have no effect in determining whether any proposals to be voted on at the Annual Meeting are approved, although if a quorum for the Annual Meeting could not be established without including broker non-votes, then the broker non-votes required to establish the minimum quorum would have the same effect as votes against Proposal 2. Proposals 1 and 3 are considered non-routine matters. Therefore, if you do not instruct your broker how to vote on Proposals 1 and 3 your broker does not have the authority to vote on those proposals. Proposal 2 is considered a routine matter and, therefore, your broker may vote your shares on this proposal according to your broker’s discretion.

(2)

A majority voting standard is applicable only to uncontested elections. If there are more nominees than directors to be elected, then a plurality voting standard is applicable. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Any director who fails to receive a majority of the votes cast “for” his or her election in an uncontested election must promptly tender his or her resignation. In that event, the Corporate Governance and Nominating Committee must make a recommendation to the Board on whether to accept or reject the tender of resignation. The Board, after taking into account the recommendation, must publicly disclose its decision and rationale within 90 days after the election. The director who failed to receive a majority vote will not participate in the decision.

(3)

The voting standard assumes that the number of shares voted in favor of such proposal constitute more than 25% of the outstanding shares of our common stock.

(4)

The advisory vote to approve the compensation of our Named Executive Officers is not binding on the Board, but the Compensation Committee will consider the shareholders’ advisory input when establishing compensation for our Named Executive Officers in future years.

Q:

How will the proxies vote on any other business brought up at the meeting?

A:

By submitting your proxy, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the Annual Meeting. We do not know of any other business to be considered at the Annual Meeting.

The proxies’ authority to vote according to their judgment applies only to shares you own as the shareholder of record.

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Q:

How do I cast my vote?

A:

If you are a shareholder of record (that is, if your shares are owned in your name and not in “street name”), you may vote:

•

Via the Internet at www.proxyvote.com by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a plan;

•

By telephone (within the U.S. or Canada) toll free at 1-800-690-6903 by 11:59 p.m. Eastern Time on April 27, 2022 for shares held directly and by 11:59 p.m. Eastern Time on April 25, 2022 for shares held in a plan;

•

By mail, by completing, signing, dating and mailing the proxy card in the envelope provided if you receive paper materials; or

•

By attending the virtual Annual Meeting and voting online at www.virtualshareholdermeeting.com/PII2022.

If you are a “street name” shareholder (meaning that your shares are registered in the name of your bank or broker), you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

Whichever method you use, the proxies identified on the proxy will vote the shares of which you are the shareholder of record in accordance with your instructions. If you submit a proxy without giving specific voting instructions, the proxies will vote those shares as recommended by the Board.

Q:

Can I vote my shares by filling out and returning the Notice?

A:

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by Internet, by mail, or by telephone.

Q:

Can I revoke or change my vote?

A:

You can revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

•

Submitting a new proxy with a more recent date than that of the first proxy given by (1) following the telephone voting instructions; (2) following the Internet voting instructions; or (3) completing, signing, dating and returning a new proxy card to us;

•

Giving written notice before the vote to our Secretary, stating that you are revoking your proxy;

•

By voting online or during the annual meeting; or

•

If you wish to revoke your proxy by submitting a later proxy, you should submit the subsequent proxy in the same way you initially submitted it — that is, by telephone, Internet or mail.

Q:

Who will count the votes?

A:

Broadridge Financial Solutions, our independent proxy tabulator, will count the votes. A representative of Broadridge Financial Solutions and the Company’s Vice President and Corporate Controller, will act as inspectors of election for the meeting.

Q:

Is my vote confidential?

A:

All proxies and all vote tabulations that identify an individual shareholder are confidential. Your vote will not be disclosed, except:

•

To allow Broadridge Financial Solutions to tabulate the vote;

•

To allow the Company’s Vice President and Corporate Controller, and a representative of Broadridge Financial Solutions to certify the results of the vote; and

•

To meet applicable legal requirements.

Q:

What shares are included on my proxy?

A:

Your proxy will represent all shares registered to your account in the same social security number and address, including any full and fractional shares you own under the Omnibus Plan or the Polaris Inc. Employee Stock Purchase Plan, as well as any shares you own through the Polaris Employee Stock Ownership Plan (the ESOP) and the 401(k) Plan.

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Q:

What happens if I don’t vote the shares that I own?

A:

For shares registered in your name. If you do not vote shares that are registered in your name by voting online at the Annual Meeting or by proxy through the Internet, telephone or mail as described on the Notice, the Internet voting site or, if you requested printed proxy materials or receive a paper copy of the proxy card, by following the instructions therein, your shares will not be counted in determining the presence of a quorum or in determining the outcome of the vote on the proposals presented at the Annual Meeting.

For shares held in street name. If you hold shares through a broker, you will receive voting instructions from your broker. If you do not submit voting instructions to your broker and your broker does not have discretion to vote your shares on a particular matter, then your shares will not be counted in determining the outcome of the vote on that matter at the Annual Meeting. See effect of “broker non-votes” as described above. Your broker will not have discretion to vote your shares for any matter to be voted upon at the Annual Meeting other than the ratification of the selection of our independent registered public accounting firm. Accordingly, it is important that you provide voting instructions to your broker for the matters to be voted upon at the Annual Meeting.

For shares held in certain employee plans. If you hold shares in the ESOP or the 401(k) Plan and you do not submit your voting instructions by proxy through the mail, telephone or Internet as described on the proxy card, those shares will be voted in the manner described in the following two questions.

Q:

How are common shares in the Polaris Employee Stock Ownership Plan voted?

A:

If you hold shares of common stock through the ESOP, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the ESOP receive the same confidentiality as all other votes.

Q:

How are common shares in the Polaris 401(k) Retirement Savings Plan voted?

A:

If you hold shares of our common stock through the 401(k) Plan, your proxy card will instruct the trustee of the plan how to vote the shares allocated to your plan account. If you do not return your proxy card (or you submit it with an unclear voting designation or with no voting designation at all), then the plan trustee will vote the shares in your account in proportion to the instructions actually received by the trustee from participants who give voting instructions. Votes under the 401(k) Plan receive the same confidentiality as all other votes.

Q:

What does it mean if I get more than one Notice or proxy card?

A:

Your shares are probably registered in more than one account. You should provide voting instructions for all Notices and proxy cards you receive.

Q:

How many votes can I cast?

A:

You are entitled to one vote per share on all matters presented at the meeting.

Q:

When are shareholder proposals and nominations due for the 2023 Annual Meeting of Shareholders?

A:

If you want to submit a shareholder proposal or nominee for the 2023 Annual Meeting of Shareholders, you must submit the proposal in writing to our Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340, so it is received by the relevant date set forth on page 75 under the caption “Submission of Shareholder Proposals and Nominations.”

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Q:

How is this proxy solicitation being conducted?

A:

We engaged D.F. King & Co., Inc. to assist in the distribution of proxy materials and the solicitation of votes for a fee of $16,500, plus out-of-pocket expenses. We will pay for the cost of soliciting proxies and we will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our shareholders. In addition, some of our employees may solicit proxies. D.F. King & Co., Inc. and our employees may solicit proxies in person, by telephone and by mail. Our employees will not receive special compensation for these services, which the employees will perform as part of their regular duties.

Q.

Why is this Annual Meeting only virtual and how do I attend?

A:

We have been hosting virtual annual meetings since 2018, as there are many benefits to a virtual meeting, including expanded access, which we believe improves communication and cost savings for our shareholders and us. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Shareholders will be able to attend and participate online and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PII2022. See the question below for further details on how to submit questions. To attend and participate in the Annual Meeting, you will need the 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or proxy card. The Annual Meeting will begin promptly at 9:00 a.m. Central Time. We encourage you to access the Annual Meeting prior to the start time. Online access will begin at 8:45 a.m. Central Time. The Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in (at least 15 minutes before the Annual Meeting) and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Q.

Can I submit questions? If so, how?

A:

Shareholders who wish to submit a question to Polaris for the meeting may do so live during the meeting at www.virtualshareholdermeeting.com/PII2022. If you have questions, you may type them in the dialog box provided at any point during the meeting until the floor is closed to questions. For technical assistance on the day of the Annual Meeting, please call the support line at 800-986-0822 (Toll Free) or 303-562-9302 (International Toll). Questions pertinent to the Annual Meeting that comply with the meeting Rules of Conduct will be answered during the Annual Meeting, subject to time constraints. If we are unable to respond to a shareholder’s properly submitted question due to time constraints, we will respond directly to that shareholder using the contact information provided. Additional information regarding the ability of shareholders to ask questions during the Annual Meeting and related Rules of Conduct will be available at www.virtualshareholdermeeting.com/PII2022.

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Other Matters

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

Submission of Shareholder Proposals and Nominations

Under the rules of the SEC, if a shareholder wants the Company to include a proposal in our proxy statement and form of proxy for presentation at our 2023 Annual Meeting of Shareholders, the proposal must be submitted in writing and received by our Corporate Secretary at our principal executive offices by November 17, 2022. To be considered for inclusion, the proposal must comply with Rule 14a-8 of the Exchange Act. If a shareholder intends to introduce an item of business or nominate a person as a director at the 2023 Annual Meeting, without including the proposal or nomination in the proxy statement, our Bylaws require that we must receive notice of that intention no later than January 28, 2023. If, however, the date of the 2023 Annual Meeting is more than 30 days before or 60 days after such anniversary date, notice by a shareholder is timely only if so received not less than 90 days before the 2023 Annual Meeting or, if later, within 10 days after the first public announcement of the date of the 2023 Annual Meeting.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the first anniversary date of this year’s Annual Meeting. If the date of the 2023 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made. Accordingly, for the 2023 Annual Meeting of Stockholders, we must receive such notice no later than February 28, 2023.

A shareholder’s notice to the Company must include the information required by our bylaws, including, if the item of business does not relate to the nomination of a person to serve as a director, a brief description of the business desired to be brought before the meeting and the reasons for conducting the business at the meeting, any material interest of the shareholder or any associated person of the shareholder in the business desired to be brought before the meeting, the name and address of the shareholder and any associated person of the shareholder as they appear on our books, and specified information regarding the shareholder’s interests in our capital stock. A shareholder’s notice to the Company of the nomination of a person to serve as a director must include, as applicable, similar information as required above, as well as the name of any director nominee, information about the nominee required by SEC rules and the director nominee’s consent to be named and serve if elected. Address all shareholder proposals or notices of intention to present proposals at the 2023 Annual Meeting to: Polaris Inc., 2100 Highway 55, Medina, Minnesota 55340; Attention: Corporate Secretary.

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Additional Information

Householding

We have adopted a procedure approved by the SEC called householding, which allows us to deliver a single set of our Annual Report on Form 10-K, which includes the Annual Report to Shareholders (together, the Annual Report), Proxy Statement or Notice to shareholders who do not participate in electronic delivery and have the same last name and address. This process helps eliminate duplicate mailings and reduces our printing and mailing costs.

Your household may have received a single set of our Annual Report and Proxy Statement; if you would like another set, please write to Broadridge Investor Communications Solutions at the address above.

Annual Reports

Our Annual Report is available on our website at www.polaris.com in the “Investors” section. You may also request a free copy of our Annual Report and Proxy Statement by writing to the Corporate Secretary, Polaris Inc., 2100 Highway 55, Medina, MN 55340, or by calling (763) 542-0500.

By Order of the Board of Directors

Lucy Clark Dougherty

Senior Vice President, General Counsel, and Corporate Secretary

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Appendix A

NON-GAAP RECONCILIATION OF RESULTS

(In Millions, Except Per Share Data), (Unaudited)

	Twelve months ended December 31,
	2021	2020
Sales	$8,198.2	$7,027.9
Restructuring & realignment(4)	—	(2.9)
Adjusted sales	8,198.2	7,025.0
Gross profit	1,942.7	1,710.2
Restructuring & realignment(4)	7.8	24.6
Adjusted gross profit	1,950.5	1,734.8
Income before taxes	625.7	141.4
Intangible asset impairment charges(1)	—	379.2
Other impairment charges(2)	7.7	—
Loss on sale of businesses(3)	36.8	—
Restructuring & realignment(4)	13.0	39.9
Intangible amortization(5)	34.0	36.1
Class action litigation expenses(6)	9.4	17.1
Adjusted income before taxes	726.6	613.7
Net income attributable to Polaris Inc.	493.9	124.8
Intangible asset impairment charges(1)	—	289.0
Other impairment charges(2)	7.7	—
Loss on sale of businesses(3)	28.0	—
Restructuring & realignment(4)	9.9	30.4
Intangible amortization(5)	25.9	27.5
Class action litigation expenses(6)	7.2	12.9
Adjusted net income attributable to Polaris Inc.(5)	572.6	484.6
Diluted EPS attributable to Polaris Inc.	$7.88	$1.99
Intangible asset impairment charges(1)	—	4.61
Other impairment charges(2)	0.12	—
Loss on sale of businesses(3)	0.45	—
Restructuring & realignment(4)	0.16	0.49
Intangible amortization(5)	0.41	0.44
Class action litigation expenses(6)	0.11	0.21
Adjusted EPS attributable to Polaris Inc.(7)	$9.13	$7.74
(1)

Represents impairment charges related to goodwill and other intangible assets associated with the Company’s Aftermarket segment

(2)

Represents impairment charges related to an investment held by the Company

(3)

Represents the loss associated with the Company’s divestiture of the Global Electric Motorcar (GEM) and Taylor-Dunn businesses

(4)

Represents adjustments for corporate restructuring, network realignment costs, and supply chain transformation

(5)

Represents amortization expense for acquisition-related intangible assets

(6)

Represents adjustments for class action litigation-related expenses

(7)

The Company used its estimated statutory tax rate of 23.8% for the non-GAAP adjustments in 2021 and 2020, except for non-deductible items

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Polaris Inc.
2100 Highway 55
Medina, MN 55340

763-542-0500
763-542-0599 fax
www.polaris.com

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ATTN: JC WEIGELT
POLARIS INC.
2100 HIGHWAY 55
MEDINA, MN 55340

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 27, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PII2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 27, 2022 for shares held directly and by 11:59 P.M. Eastern Time on April 25, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D65506-P66015 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POLARIS INC.

The Board of Directors recommends you vote FOR the nominees listed in Proposal 1:

1. The election of three Class I directors

Nominees	For	Against	Abstain
1a. Bernd F. Kessler	☐	☐	☐
1b. Lawrence D. Kingsley	☐	☐	☐
1c. Gwynne E. Shotwell	☐	☐	☐

The Board of Directors recommends you vote FOR Proposals 2 and 3:

Please sign exactly as your name(s) appear(s) on the proxy. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing for a corporation, provide the name of the corporation and your full title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report with Form 10-K are available at www.proxyvote.com.

D65507-P66015

POLARIS INC.
Annual Meeting of Shareholders
April 28, 2022 9:00 AM, CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Kenneth J. Pucel and Robert P. Mack, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of POLARIS INC. that the shareholder(s) held of record at the close of business on March 7, 2022 and is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, CDT on April 28, 2022, at www.virtualshareholdermeeting.com/PII2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is given, this proxy will be voted in accordance with the Board of Directors' recommendations. It will be voted in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side